                                                                  EXHIBIT 10(ad)





                           RECIPROCAL EASEMENT AGREEMENT




                                      between




                        MARINE WORLD JOINT POWERS AUTHORITY




                                        and




                               PARK MANAGEMENT CORP.




                            Dated as of November 7, 1997




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                                  TABLE ON CONTENTS


                                     ARTICLE 1
                        OPERATION AND MAINTENANCE - GENERAL

     SECTION 1.1.   Operation and Maintenance. . . . . . . . . . . . . . . .  2
     SECTION 1.2.   Damage or Destruction to Improvements on any Parcel. . .  3
     SECTION 1.3.   Clearing Debris from Razed Improvements. . . . . . . . .  3
     SECTION 1.4.   Miscellaneous Repairs and Alterations. . . . . . . . . .  3
     SECTION 1.5.   Liability of Mortgagee . . . . . . . . . . . . . . . . .  4
     SECTION 1.6.   Limitation on Detrimental Characteristics. . . . . . . .  4
     SECTION 1.7.   Parking. . . . . . . . . . . . . . . . . . . . . . . . .  4
     SECTION 1.8.   Compliance With Laws . . . . . . . . . . . . . . . . . .  5
     SECTION 1.9.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . .  5
     SECTION 1.10.  Environmental Matters. . . . . . . . . . . . . . . . . .  5
     SECTION 1.11.  Conflict with Article 2. . . . . . . . . . . . . . . . .  5

                                     ARTICLE 2
                     OPERATION AND MAINTENANCE OF PUBLIC AREAS

     SECTION 2.1.   Operation and Maintenance of Public Areas. . . . . . . .  5
     SECTION 2.2.   Rules and Regulations. . . . . . . . . . . . . . . . . .  6
     SECTION 2.3.   Restrictions on Public Areas and Otherwise . . . . . . .  6
     SECTION 2.4.   Failure of Performance . . . . . . . . . . . . . . . . .  6
     SECTION 2.5.   Damage to or Destruction of Public Areas . . . . . . . .  6
     SECTION 2.6.   Operation of the Public Parking. . . . . . . . . . . . .  7
     SECTION 2.7.   Noninterference with Permittee Circulation . . . . . . .  7
     SECTION 2.8.   Fences . . . . . . . . . . . . . . . . . . . . . . . . .  7
     SECTION 2.9.   Signs and Banners. . . . . . . . . . . . . . . . . . . .  7

                                     ARTICLE 3
                                RECIPROCAL EASEMENTS

     SECTION 3.1.   Definitions and Documentation. . . . . . . . . . . . . .  8
     SECTION 3.2.   Nature of Easements. . . . . . . . . . . . . . . . . . .  8
     SECTION 3.3.   General Easements. . . . . . . . . . . . . . . . . . . .  9
     SECTION 3.4.   Easements for Utility Facilities . . . . . . . . . . . . 10
     SECTION 3.5.   Temporary Construction Easements . . . . . . . . . . . . 11
     SECTION 3.6.   Termination and Abandonment of Easements.. . . . . . . . 11

                                     ARTICLE 4
                         GENERAL CONSTRUCTION REQUIREMENTS

     SECTION 4.1.   "Construction" Defined.. . . . . . . . . . . . . . . . . 12
     SECTION 4.2.   Construction to Proceed in Reasonable Manner.. . . . . . 12
     SECTION 4.3.   Construction Barricades. . . . . . . . . . . . . . . . . 12
     SECTION 4.4.   Safety Matters . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 4.5.   Workmanship. . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 4.6.   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                     ARTICLE 5
                                  OTHER AGREEMENTS


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     SECTION 5.1.   Covenant to Perform. . . . . . . . . . . . . . . . . . . 13
     SECTION 5.2.   Subordination of Leases. . . . . . . . . . . . . . . . . 13
     SECTION 5.3.   Indemnification by Parties . . . . . . . . . . . . . . . 13
     SECTION 5.4.   Liability Insurance and Waiver of Subrogation. . . . . . 14
     SECTION 5.5.   Casualty Insurance . . . . . . . . . . . . . . . . . . . 15
     SECTION 5.6.   Condemnation . . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 5.7.   Fire or Other Casualty . . . . . . . . . . . . . . . . . 16
     SECTION 5.8.   Application of Proceeds and Awards . . . . . . . . . . . 16

                                     ARTICLE 6
                          REAL ESTATE TAXES OR IMPOSITIONS

     SECTION 6.1.   Payment of Taxes or Impositions. . . . . . . . . . . . . 17
     SECTION 6.2.   Contesting Impositions.. . . . . . . . . . . . . . . . . 17
     SECTION 6.3.   Failure to Pay Impositions.. . . . . . . . . . . . . . . 17
     SECTION 6.4.   Additional Provisions Regarding Impositions. . . . . . . 17
     SECTION 6.5.   Other Governmental Charges . . . . . . . . . . . . . . . 19
     SECTION 6.6.   Exceptions from Impositions; Charges in Lieu of
                    Impositions. . . . . . . . . . . . . . . . . . . . . . . 19

                                     ARTICLE 7
                                    ARBITRATION

     SECTION 7.1.   Disputes Subject to Arbitration. . . . . . . . . . . . . 19
     SECTION 7.2.   Arbitration Procedures.. . . . . . . . . . . . . . . . . 19
     SECTION 7.3.   Proceedings. . . . . . . . . . . . . . . . . . . . . . . 19

                                     ARTICLE 8
                               NOTICES AND APPROVALS

     SECTION 8.1.   Notices to Parties.. . . . . . . . . . . . . . . . . . . 19
     SECTION 8.2.   Time and Form of Approvals.. . . . . . . . . . . . . . . 20
     SECTION 8.3.   Notice to Mortgagees and Opportunity to Cure . . . . . . 20

                                     ARTICLE 9
                                     AMENDMENT

     SECTION 9.1.   Amendment. . . . . . . . . . . . . . . . . . . . . . . . 21

                                     ARTICLE 10
                                  EXPIRATION DATE

     SECTION 10.1.  Term.. . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                     ARTICLE 11
                                   MISCELLANEOUS

     SECTION 11.1.  Limited Liability of Parties.. . . . . . . . . . . . . . 21
     SECTION 11.2.  Exhibits.. . . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 11.3.  References to Articles, Sections and Subsections.. . . . 22
     SECTION 11.4.  Table of Contents and Captions.. . . . . . . . . . . . . 22
     SECTION 11.5.  Locative Adverbs.. . . . . . . . . . . . . . . . . . . . 22
     SECTION 11.6.  REA for Exclusive Benefit of the Parties.. . . . . . . . 22
     SECTION 11.7.  Waiver of Default. . . . . . . . . . . . . . . . . . . . 22
     SECTION 11.8.  Payment on Default.. . . . . . . . . . . . . . . . . . . 23
     SECTION 11.9.  No Partnership Joint Venture or Principal Agent
                    Relationship.. . . . . . . . . . . . . . . . . . . . . . 23


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     SECTION 11.10. Successors.. . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 11.11. Severability.. . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 11.12. Governing Laws.. . . . . . . . . . . . . . . . . . . . . 23
     SECTION 11.13. Release. . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 11.14. No Dedication. . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 11.15. Written Consent Required.. . . . . . . . . . . . . . . . 24
     SECTION 11.16. Covenants Run With the Land. . . . . . . . . . . . . . . 24
     SECTION 11.17. Rules. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 11.18. Default Shall Not Permit Termination of REA. . . . . . . 24
     SECTION 11.19. Right to Enjoin. . . . . . . . . . . . . . . . . . . . . 25
     SECTION 11.20. Rights, Privileges, and Easements with Respect to Liens. 25
     SECTION 11.21. Identification of Utility Facilities.. . . . . . . . . . 25
     SECTION 11.22. Generally Accepted Accounting Principles.. . . . . . . . 25
     SECTION 11.23. Counterparts.. . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 11.24. Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . 25
     SECTION 11.25. Breach Shall Not Defeat Mortgage.. . . . . . . . . . . . 25
     SECTION 11.26. Estoppel Certificate.. . . . . . . . . . . . . . . . . . 25
     SECTION 11.27. Time of Essence. . . . . . . . . . . . . . . . . . . . . 26
     SECTION 11.28. Liability of Mortgagees. . . . . . . . . . . . . . . . . 26

                                     ARTICLE 12
                                    DEFINITIONS
     SECTION 12.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . 26

EXHIBIT A DESCRIPTION OF THE LAND
EXHIBIT B DESCRIPTION OF THE PRIVATE PARCEL
EXHIBIT C DESCRIPTION OF THE PUBLIC PARCEL
EXHIBIT D DESCRIPTION OF PUBLIC AREAS
EXHIBIT E RULES AND REGULATIONS









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                            RECIPROCAL EASEMENT AGREEMENT


     This Reciprocal Easement Agreement, dated as of November 7, 1997 (the "REA"), is made by and between the Marine World Joint Powers Authority, a joint exercise of powers authority organized and existing under the laws of the State of California (the "Authority"), and Park Management Corp., a California corporation (the "Corporation").

                                       RECITALS

     A. All capitalized terms used herein and not defined in the section where first used in this REA are defined in Article 12 hereof or the definition of such capitalized term is referenced in Article 12 hereof.

     B. The City of Vallejo (the "City") owns approximately one hundred thirty-eight (138) acres of land located in the County of Solano, State of California, described in Exhibit A attached hereto (the "Land"). The City also owns or controls the right to use the surface of Lake Chabot, a flood control and drainage reservoir consisting of approximately fifty-five (55) acres.

     C. Certain improvements to the portion of the Land identified as the "Public Parcel" below were refinanced on January 30, 1997, with the proceeds of certificates of participation in the aggregate principal amount of $63,465,000 (the "Certificates of Participation Financing").

     D. In connection with the Certificates of Participation Financing, (i) the City entered into a 1997 Site Lease Relating to Marine World dated as of January 1, 1997 whereby the City leased the Land and rights to use Lake Chabot to the Authority (the "1997 City-Marine World Lease"), (ii) the Authority and the City entered into a 1997 Lease Agreement Relating to Marine World, dated as of January 1, 1997, whereby the Authority leased back to the City a portion of the Land identified in Exhibit C hereto (the "Public Parcel," which Public Parcel shall be hereinafter deemed to include, as appropriate, all Improvements thereon) and rights to use Lake Chabot, (iii) the City and the Redevelopment Agency of the City of Vallejo (the "Agency") entered into a 1997 First Sublease Agreement Relating to Marine World, dated as of January 1 1997, whereby the City subleased to the Agency the Public Parcel and the rights to use Lake Chabot, and
(iv) the Agency and the Authority entered into a 1997 Second Sublease Agreement Relating to Marine World, dated as of January 1, 1997, whereby the Agency subleased to the Authority the Public Parcel and the rights to use Lake Chabot (the "1997 Agency-Marine World Lease") to enable the Authority to operate and maintain a park under the name "Marine World/Africa U.S.A."

     E. The Authority and the Corporation have entered into a 1997 Management Agreement Relating to Marine World as of February 1, 1997 (said agreements, together with any successor agreement with respect to the management of the improvements on the Public Parcel, being herein called the "Management Agreement") pursuant to which the Corporation acts as the manager of the improvements located on the Public Parcel (the manager under the initial Management Agreement, and any manager of the Improvements on the Public Parcel under any successor Management Agreement, being herein called the "Manager").

     F. The Authority, as landlord, and the Corporation, as Tenant, have entered into a Parcel Lease of even dated herewith (the "Parcel Lease") pursuant to which the Authority has leased to the Corporation the land identified in Exhibit B hereto (the "Private Parcel," which Private Parcel shall be hereinafter deemed to


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include, as appropriate, all Improvements thereon).


     G. The Improvements to the Public Parcel include parking facilities from time to time maintained on or used in connection with the Public Parcel (the "Parking Areas"), an entry area which includes ticket sales and admission facilities, various public walkways, paths, restrooms, dining facilities, picnic areas and other related or similar areas that are intended for use by patrons of the Public Parcel and/or the Private Parcel in connection with, or are otherwise integral to, the operations of the Public Parcel and the Private Parcel (together with any similar Improvements on or later constructed on the Private Parcel, and all as more completely described in Exhibit D hereto, collectively herein call the "Public Areas"). The Public Areas shall not include any stadia, rides, exhibit facilities or other attractions that relate specifically to the theme and character of the operation of the respective Parcel or which such Public Area is located.

     H. The parties to this REA desire to provide for the maintenance and operation of the Public Areas and of the Improvements, and to otherwise create and provide for certain rights, privileges and easements and to impose certain restrictions and covenants on the Public Parcel, the Private Parcel and the Public Areas as hereinafter more specifically set forth, including, but not limited to, certain rights of ingress, egress, and access as specifically set forth herein to and among the Public Areas, various portions of the Private Parcel and various portions of the Public Parcel.

     I. It is hereby agreed by the parties hereto that this REA shall run with the Private Parcel and the Public Parcel and shall govern and be binding upon all Persons who shall succeed to any interest in any portion or portions of the Land and any improvements thereon, whether by lease, sublease, or any other conveyance, succession upon default, foreclosure, or operation of law until such time as this REA shall terminate in accordance with its own terms or unless and until every Party and the City, the Agency and every Mortgagee, if any, shall execute and acknowledge a declaration of termination of this REA and cause such declaration to be duly recorded in the Official Records, County of Solano, State of California.

                                     AGREEMENT

                                  ARTICLE 1

                     OPERATION AND MAINTENANCE - GENERAL

     SECTION 1.1 OPERATION AND MAINTENANCE. The Authority shall have full responsibility to operate and maintain the Public Parcel, including any Improvements thereon and any Public Areas therein in a manner consistent with the manner of operations thereof, as a whole, during the two year period preceding the date of this REA, and the Corporation shall have full responsibility to operate and maintain the Private Parcel, including any Improvements thereon and any Public Areas therein in a manner consistent with other regional theme parks operated by PPI or related entities. Each Party shall operate and maintain, at its sole cost and expense, the Improvements on such Party's Parcel in accordance with this REA, the Leases to which it is a party, as applicable, and the Revenue Sharing Agreement. Each Party shall operate and maintain the Improvements on such Party's Parcel in a manner which does not unreasonably impede access between the Public Areas of the Parcels, or otherwise materially interfere with the use or operation of the Public Areas or the respective Parcels on which such Public Areas are located, and in a manner which is otherwise compatible with the uses of the Public Areas as permitted under this REA.


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     The Authority has retained the Manager to operate and maintain the Public
Parcel as described in the Management Agreement. The Corporation acknowledges receipt of a copy of the Management Agreement in effect on the date hereof, and assents to its terms as they relate to the operation and maintenance of the Public Parcel. The Authority shall provide the Corporation with any proposed amendment to the Management Agreement and any proposed successor Management Agreement at least two weeks prior to its effective date, and shall not enter into any such amendment or successor agreement to which the Corporation shall reasonably object, provided that said objections are delivered in writing during such two week period by the Corporation to the Authority and that said objection or objections relate to: (a) the standards of operation or maintenance of the Public Parcel and the Improvements thereon and the Public Areas therein, or (b) the compensation to be paid to the proposed manager, if such compensation is materially in excess of the then prevailing rate of compensation for managers of regional, non-destination theme parks of comparable size and with comparable annual attendance.

     If either Party shall fail to properly maintain its Parcel in accordance with this Section 1.1, then the other Party (or, in the case of the Authority, the Manager on its behalf) shall have the rights under the provisions of Section
2.4 to take action to correct such failures and to collect the costs of such corrective action in the manner provided in Section 11.8.

     SECTION 1.2  DAMAGE OR DESTRUCTION TO IMPROVEMENTS ON ANY PARCEL.
Unless provided otherwise herein or in any Lease, each Party severally covenants to and with the other Party that in the event of any damage to or destruction of all or any portion of the Improvements, such Party shall, within a reasonable period of time commence and complete (subject to Unavoidable Delays) the restoration, replacement, or rebuilding of the Improvements with such alterations and additions as may be made at the Party's election pursuant to and subject to the terms of the applicable Lease (such restoration, replacement, rebuilding, alterations and additions, together with any temporary repairs and property protection pending completion of the work, being hereinafter called "Restoration"); provided, however, the Party's obligations with respect to such Restoration are limited to the amount of insurance proceeds which are payable to such Party on account of such damage or destruction.

     Subject to the provisions of the applicable Lease and Article 5 hereof, in the event such damage or destruction is to or of all or substantially all of the Improvements on a Party's Parcel, or if the insurance proceeds payable to the Party are not sufficient to complete Restoration or if there are no insurance proceeds, or if in the opinion of the Party it is not commercially practicable to undertake Restoration, then such Party shall promptly as practicable either
(a) commence and complete (subject to Unavoidable Delays) Restoration of the damaged Improvements, subject to the limitation with respect to insurance proceeds set forth herein, or (b) remove any unusable Improvements and cause the portion of the Parcel occupied by the damaged Improvements as to which the Party has not elected to undertake Restoration to be returned to a safe condition, and thereafter proceed in accordance with Section 1.3.

     SECTION 1.3 CLEARING DEBRIS FROM RAZED IMPROVEMENTS. If a Party who owns or leases an Improvement is not obligated herein or in any Lease to which it is a party to rebuild, replace or repair an Improvement that has been damaged or destroyed, and if such Party elects not to do so, then (unless otherwise required hereunder or under a Lease) it shall raze such Improvement (or such part thereof as has been damaged or destroyed) and clear the area of all debris. After such razing has been completed, the area shall be landscaped and shall be so improved by the Party performing the razing so as to match adjacent landscaping and Improvements until such time as rebuilding may occur thereon. All activities that are


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performed by the Party razing the Improvements and constructing the landscaping shall be at such Party's sole cost and expense.

     SECTION 1.4 MISCELLANEOUS REPAIRS AND ALTERATIONS. Subject to the preceding Sections of this Article and the other provisions of this REA, each Party may make such repairs, alterations, reconstructions or additions to its Improvements as it deems necessary or advisable under the circumstances.

     SECTION 1.5 LIABILITY OF MORTGAGEE. Anything in this Article 1 to the contrary notwithstanding, it is expressly understood and agreed that the provisions of Sections 1.2, 1.3 and 2.5 shall be applicable to any Mortgagee of any Parcel only in the following instances:

          (a) where any such Mortgagee acquires title by reason of foreclosure, or deed in lieu of foreclosure, or by termination for default of a leaseback in a sale and leaseback transaction or a sublease in a sublease and leaseback transaction, such Mortgagee or the purchaser at a foreclosure sale shall only be liable for such reconstruction for damage (whether or not such damage is caused by a peril included within the risks required to be insured against under this REA) which occurs subsequent to such foreclosure, sale, conveyance or termination of leaseback; or

          (b) where damage or destruction is either (i) caused by a peril required to be insured against under this REA; or (ii) is caused by a peril actually insured against; and occurs prior to such foreclosure sale, any such Mortgagee who acquires title by reason of foreclosure or deed in lieu of foreclosure or termination for default of a leaseback, or the purchaser at the foreclosure sale, shall be liable for such reconstruction but only to the extent of the insurance proceeds actually received by the Mortgagee under such insurance.

     If a purchaser at the foreclosure sale is not required pursuant to the foregoing subparagraphs to restore, repair or rebuild any Improvement that has been damaged or destroyed and elects not to do so then such purchaser at the foreclosure sale shall promptly raze such Improvement or such part thereof that has been so damaged or destroyed, and clear the premises of all debris. After the area has been cleared, it shall be landscaped and shall be so improved by the Person performing the razing so as to match adjacent landscaping until such time as rebuilding may occur thereon. Nothing in this Section 1.5 shall be construed to relieve a Party of its obligations under Sections 1.2 and 1.3.

     SECTION 1.6 LIMITATION ON DETRIMENTAL CHARACTERISTICS. No use or operation will be made, conducted or permitted on any part of the Land which use or operation is clearly detrimental to the development or operation of the Improvements, as provided herein and in the Leases. No portion of any Parcel may be leased, used or occupied as a funeral parlor; industrial manufacturing facility; automobile dealership; adult bookstore or establishment selling, exhibiting or distributing pornographic or obscene materials; massage parlor; so-called "head shop"; body and fender shop; car wash; or off-track betting parlor. Also included among the uses or operations which are prohibited are uses or operations which produce or are accompanied by the following characteristics, which list is not intended to be all-inclusive: (a) any noise, vibration, litter, odor or other activity which constitutes a public or private nuisance or interferes in a material adverse way with the normal conduct of the business of any Party; or (b) any dangerous firing, explosion or other damaging hazards; provided, however, all attractions, amusements and other activities conducted at other theme parks operated by PPI (to the extent permitted under applicable Law including but not limited to any local zoning and land use regulations) shall be permitted notwithstanding the foregoing.


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     SECTION 1.7  PARKING.  The Authority hereby grants and conveys to the
Corporation, for the benefit of the Private Parcel and the Public Parcel, a non-exclusive easement and right to the use, during the Term (as defined in the Parcel Lease) of the Parking Areas for purposes of vehicular parking for the benefit of the Parcels. Notwithstanding the foregoing easements, the Authority shall maintain the Parking Areas as described in Section 2.6 hereof, and shall not obstruct or unreasonably interfere with access, ingress or egress thereto.;

     SECTION 1.8  COMPLIANCE WITH LAWS.  Each Party shall cause the Public
Areas and all buildings and Improvements located on its Parcel to comply in all material respects with all applicable Laws; provided however, that a Party may contest any such Law so long as such contest does not create any material danger of a loss of title to, or material impairment in any way of the use of, all or any portion of the Public Areas for their intended purposes.

     SECTION 1.9 MISCELLANEOUS. The easements granted hereby shall be for the benefit of, but not restricted solely to, the Parties and each such Party may grant the benefit of such easement to tenants of the Public Parcel and the Private Parcel for the duration of such occupancy (but not longer than this REA is in effect), and to the customers, employees, agents and business invitees thereof; but same is not intended nor shall it be construed as creating any rights in or for the benefit of the general public nor shall it affect any real property outside of the Parcels (except for the Parking Areas). Such easement areas are reserved for said use so long as this REA is in effect.

     SECTION 1.10 ENVIRONMENTAL MATTERS. The Authority represents and warrants that it shall not create, place, store, transport, or dispose of any Environmental Condition or Hazardous Materials in, on, at, around or under or affecting all or any part of the Private Parcel, and further, that the Authority shall be responsible for all Environmental Compliance Liability with respect to the Private Parcel which, and solely to the extent that it, results from the Authority's negligence or willful misconduct or that of its agents, employees or contractors. The Corporation represents and warrants that it shall not create, place, store, transport, or dispose of any Environmental Condition or Hazardous Materials in, on, at, around or under or affecting all or any part of the Public Parcel, and further, that the Corporation shall be responsible for all Environmental Compliance Liability with respect to the Public Parcel which, and solely to the extent that it, results from the Corporation's negligence or willful misconduct or that of its agents, employees or contractors.


     SECTION 1.11 CONFLICT WITH ARTICLE 2. In the event of any conflict or inconsistency between the provisions of this Article 1 and Article 2 below, the provisions of Article 2 shall govern.

                                  ARTICLE 2

                  OPERATION AND MAINTENANCE OF PUBLIC AREAS

     SECTION 2.1 OPERATION AND MAINTENANCE OF PUBLIC AREAS. Each Party shall, at its own cost and expense (subject to the Revenue Sharing Agreement) operate, provide policing and adequate lighting and security for, maintain, repair, and to the extent provided for herein, replace, including, to the extent required under any Lease, the provision of adequate reserves to cover the cost of maintenance and repairs, that portion of the Public Areas which are within the Party's Parcel in good order, and sanitary condition and repair in a


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manner at least comparable to those standards generally in effect from time to time in other regional, non-destination theme parks (including those operated by PPI and its subsidiaries), and in accordance with any Rules and Regulations. The Corporation shall advise the Authority in writing of any such standards at parks operated by PPI of which it considers the Authority in violation, and the Authority will advise the Corporation in writing of any such standard at other regional, non-destination theme parks of which it considers the Corporation in violation. The Authority shall have full responsibility to operate and maintain the Public Parcel, including any Improvements thereon and any Public Areas therein in the manner required hereunder and under the Leases to which it is a party, and the Corporation shall have full responsibility to operate and maintain the Private Parcel, including any Improvements thereon and any Public Areas therein in the manner required hereunder and under the Leases to which it is a party.

     If either Party shall fail to properly maintain its Parcel in accordance with this Section 2.1, then the other Party (or, in the case of the Authority, the Manager on its behalf) shall have the rights under the provisions of Section
2.4 to take action to correct such failures and to collect the costs of such corrective action in the manner provided in Section 11.8.

     SECTION 2.2 RULES AND REGULATIONS. The Parties agree that the maintenance and operation of the Parcels and the Public Areas shall be subject to the Rules and Regulations. Any amendment or supplement to the Rules and Regulations must be in writing, consented to and executed by each of the Parties. Each Party agrees to consider in good faith any amendment or supplement to the Rules and Regulations requested in writing by the other Party, and which does not materially adversely affect or interfere with the use or operation of its Parcel.

     SECTION 2.3 RESTRICTIONS ON PUBLIC AREAS AND OTHERWISE. The Parcels and Parking Areas shall be subject to the following restrictions which shall be binding on each Party and each of its tenants, occupants, employees, agents or invitees: (a) No obstruction to the free flow of traffic and joint use of the parking and delivery facilities shall be permitted except to the extent, if at all, expressly provided in this REA. (b) Any construction shall be conducted by or on behalf of a Party in a manner which will limit to the maximum extent practicable any interference with the operation of the other Party's Parcel, and shall be performed diligently in a good workmanlike manner and in compliance in all material respects with all applicable Laws, and completed as expeditiously as possible. (c) Except as otherwise permitted in this REA, there shall be no activities in the Public Areas which would materially interfere with the use of the Parcels and the Improvements for their intended purposes.

     SECTION 2.4 FAILURE OF PERFORMANCE. If either Party fails to perform any of its duties or obligations provided for in this REA, any other Party (if it is not the Person failing to perform) may at any time give a written notice to the failing Party, setting forth the specific failures to comply, and if such failures are: (a) not corrected within thirty (30) days after receipt of such notice (or such sooner period as may be required elsewhere herein or by Law), or (b) such that they cannot be corrected within such time and the Party receiving such notice fails to commence the correction of such failures within such period and diligently prosecute the same thereafter, then, in the case of either (a) or (b), the Party giving such notice shall have the right to correct such failures, including the right to enter upon any Parcel to correct such failures, and the Party receiving such notice shall pay the reasonable costs thereof. The defaulting Party shall pay any amounts so expended with interest in accordance with Section 11.8; provided, however, these provisions shall be without prejudice to the right of the Party receiving such notice to contest the right of the other Party to make such repairs or expend such monies and to withhold such amounts. Notwithstanding anything hereinabove contained to the contrary, in the event of any emergency situation, a Party not in default may without notice cure any such default and, thereafter, shall be entitled to the benefits of this Section 2.4.

     In addition to the remedies set forth above or elsewhere, a party shall be entitled to the following additional remedies: (a) to seek specific performance; and (b) to seek injunctive relief.

     SECTION 2.5 DAMAGE TO OR DESTRUCTION OF PUBLIC AREAS. Except as otherwise provided herein or in the Lease pertaining to a Parcel, if any of the Improvements located in any of the Public Areas are damaged or destroyed by fire or any other cause whatsoever, whether insured or uninsured, during the term of this REA, the Party upon whose Parcel any portion of the damaged Improvements are located shall, at its own expense, be responsible for all necessary repairs, including foundations, supports, roof, exterior and interior bearing walls and all necessary repairs or replacements of any kind on such Improvements and shall promptly rebuild, replace or repair such damaged or destroyed Improvements to the same condition and to the same general appearance as existed immediately prior to such damage or destruction. Except as otherwise provided herein or in the Lease pertaining to a Parcel, any changes in the location of such restored Improvements in any of the Public Areas shall be in accordance with plans reasonably acceptable to the other Party, and any Improvements located in any of the Pubic Areas which any Person is required to rebuild, replace or repair shall be diligently prosecuted to completion and such Person shall, prior to commencing such rebuilding, replacement or repair, comply with the requirements set forth in Article 4.

     SECTION 2.6 OPERATION OF THE PUBLIC PARKING. The Authority shall have the right and obligation to manage and operate or oversee the management and operation of the Parking Areas in accordance with policies and standards adopted by the Authority and the Rules and Regulations, as applicable, and may at any time and from time to time designate one or more other Persons (including the Manager) to manage and operate the Parking Areas upon such terms and conditions and for such periods of time as the Authority deems reasonable, subject, however, to any specific requirements set forth elsewhere in this REA. The Authority, at its cost (which shall constitute Operating Expenses under the Revenue Sharing Agreement) shall cause the Parking Areas to be: (a) maintained in good order and repair, in a clean and sanitary condition and in a manner consistent with first-class standards of theme park practices; (b) kept properly drained and reasonably free from snow, ice and debris; (c) provided with adequate lighting and security during the hours of operation of the Parcels; and
(d) kept open, unobstructed and completely accessible to vehicles and pedestrian traffic during the hours of operation of the Parcels.

     SECTION 2.7 NONINTERFERENCE WITH PERMITTEE CIRCULATION. Except as otherwise provided herein, there shall be no selling or other activities conducted in the Public Areas so as to unreasonably interfere with efficient pedestrian traffic flow between any Party's Improvements and all other areas in the Parcels, except as may be incident to restaurant or food services operations.

     SECTION 2.8 FENCES. Except as otherwise permitted herein including but not limited to in connection with any construction done pursuant to Section
3.5 or Article 4, no fence, structure or other obstruction of any kind (except for a perimeter fence around the Improvements and as may be specifically permitted herein, or except for decorative features and customer conveniences) shall be placed, kept, permitted or maintained in the Public Areas in a manner which unreasonably interferes with pedestrian traffic flow over the Public Areas or otherwise with the use and operation by a Party of its Parcel.

     SECTION 2.9  SIGNS AND BANNERS.   The Parties shall negotiate in good
faith from time to time
to establish and adjust, as necessary or desirable, the criteria for all signs, banners, balloons, inflated figures and other lighter-than-air devices to be installed anywhere on the Parcels, except for signs located within individual Parcel not visible from the exterior of such Parcel. The sign criteria will be subject to the provisions of any Lease entered into prior to the date hereof. No such signs, banners, balloons, inflated figures and other lighter-than-air devices shall be installed on the Parcels that do not conform to the agreed-upon sign criteria. Notwithstanding anything to the contrary set forth in this Section 2.9, the Corporation shall be permitted to install on the Private Parcel any and all signs, banners, balloons, inflated figures, other lighter than air devices and other identification materials which are similar to those then being used at other theme parks operated by or on behalf of PPI so long as no such materials that are visible beyond the exterior of the Private Parcel are materially misleading as to the ownership of the respective Parcels, and the Authority shall be permitted to install on the Public Parcel any and all signs, banners, balloons, inflated figures, and other lighter than air devices and other identification materials which are similar to those in use on the Public Parcel prior to the date of this REA.

                                  ARTICLE 3

                             RECIPROCAL EASEMENTS

     SECTION 3.1 DEFINITIONS AND DOCUMENTATION. For the purposes of this Article, the following will apply:

          (a) The Party granting an easement is called the "Grantor", it being intended that the grant shall thereby bind and include not only the Party but also its successors and assigns.

          (b) The Party to whom the easement is granted is called the "Grantee", it being intended that the grant shall benefit and include not only such Party but its permitted successors in interest hereunder.

          (c) The word "in" with respect to an easement granted "in" a particular Parcel means, as the context may require, "in", "to", "on", "over", "through", "upon", "across" and "under", or any one or more of the foregoing.

          (d) The term "Separate Utility Facilities" means sewers (including, without limitation, storm drainage and sanitary and septic sewer systems), domestic water systems, natural gas systems and mains, electrical systems, safety systems, fire protection water systems and water mains, telephone systems, data or other communication systems, and all other utility systems and facilities which serve only one Parcel or which connect Common Utility Facilities to the Improvements.

          (e) The grant of an easement by a Grantor shall bind and burden its ownership or leasehold interest, for the purpose of this REA, be deemed to be the servient tenement.

          (f) The grant of an easement to a Grantee shall benefit and bind its ownership or leasehold interest, for the purpose of this REA, be deemed to be the dominant tenement.

          (g) Unless provided otherwise, all easements granted hereunder are non-exclusive and irrevocable.

     SECTION 3.2 NATURE OF EASEMENTS. All easements granted hereunder shall exist by virtue of this REA, without the necessity of confirmation by any other document. Likewise, upon the termination of any easement (in whole or in part) or its release in respect of all or any part of a Parcel, the same shall be deemed to have been terminated or released without the necessity of confirmation by any other document. However, upon the request of any Party, the other Party will sign and acknowledge a document memorializing the existence (including the location and any conditions to the granting or exercise), or the termination (in whole or in part), or the release (in whole or in part), as the case may be, of any easement, if the form and substance of the document is acceptable to the Party requesting the same. Any Grantor may, and at the written request of a Party hereto shall, at the Grantor's expense (which shall constitute Operating Expenses under and as defined in the Revenue Sharing Agreement) cause to be prepared and recorded a survey showing the location of the permanent easements granted hereunder in the Grantor's Parcel.

     SECTION 3.3 GENERAL EASEMENTS. Each Party hereby grants and conveys to the other Party for the benefit of the Parcel owned, leased and/or operated by such other Party, a non-exclusive easement and the right to the use during the term of this REA of the Public Areas, and the common curb cuts, roadways, driveways, aisles, walkways and sidewalks located on the Public Parcel and the Private Parcel, the location of which is shown or described on Exhibit D attached hereto, and in any other area designated or set aside herein or in the future under a written amendment to this REA for the use by others on its respective Parcel for:

          (a) ingress to and egress from the Grantee's Parcel;

          (b) the passage and delivery of vehicles through areas designated for that purpose;

          (c) the passage and delivery and accommodation of pedestrians; and

          (d) any such other purposes as are herein expressly authorized to be done in all of the Public Areas designated for the use by others under this REA; provided, however, that such easements are limited to such portions of the Public Areas designated for the use by others on the Grantor's Parcel as are now or hereafter under a written amendment to this REA set aside, maintained and authorized for such use under this REA, on those portions of the Land designated as Public Areas in Exhibit D.

     Each Party hereby grants and conveys to the Manager, and to any successor Manager, a non-exclusive easement and right to the use of the Public Areas, as they may exist from time to time, for purposes of ingress and egress and for purposes of enforcement of the provisions of this REA and of the Rules and Regulations adopted hereunder.

     Each Party hereby reserves the right to eject from the Public Areas designated for the use by others on its Parcel any Persons not authorized to use the same and Persons using the same in a manner which violates this REA (including the Rules and Regulations) or the provisions of any Lease pertaining to its Parcel. In addition, each Party reserves the right to close off the Public Areas designated for the use by others on its Parcel for such reasonable periods of time as may be required for serious security situations or as legally necessary to prevent the acquisition of prescriptive rights by anyone; provided, however, before closing off any part of the Public Areas designated for the use by others as provided above, such Party must give at least 14 days' prior written notice to the Manager and the other Party of its intention to do so and must coordinate its closing with the activities of the other Party so that no unreasonable interference with the use or operation of the Improvements occurs, and such Party shall use commercially practicable efforts to minimize the time of such closure and interruption of business.

     The easements provided for in this Section are subject to the rights to use the Public Areas or other areas designated for the use by others for other purposes provided for in this REA; however, except as otherwise herein provided, no changes shall be made by a Party in the Public Areas or in the location or design of the Improvements on the Public Areas without the prior written approval of the other Party (which approval shall not be unreasonably withheld or delayed), when any such change shall substantially adversely affect such other Party.

     Each Party hereby grants to each tenant, subtenant, licensee, concessionaire and permitted occupant of a Parcel a non-exclusive license for reasonable pedestrian circulation across open areas that may exist from time to time to circulate between the various Parcels. However, no Party shall have the right to designate specific areas for such reasonable circulation.

     SECTION 3.4 EASEMENTS FOR UTILITY FACILITIES. Each Party hereby grants and conveys to each of the other Parties for the benefit of the Private Parcel and the Public Parcel, a non-exclusive easement in its Parcel, for the installation, use, operation, maintenance, repair, replacement, relocation and removal of Separate Utility Facilities and the Common Utility Facilities existing at any time. The installation of Separate Utility Facilities and Common Utility Facilities shall be subject, as to location, to the approval of the Grantor, which approval shall not be unreasonably withheld or delayed.

     Except as otherwise provided herein, the Grantee of any easement for Separate Utility Facilities under this Section shall be responsible, as between such Grantee and the Grantor, for the installation, maintenance, repair and removal of all Separate Utility Facilities installed by the Grantee within such easements, as well as for all Separate Utility Facilities installed by the Grantee on its own Parcel and shall complete same as expeditiously as possible. The Party so obligated to perform such repair, installation, maintenance and/or removal shall, at its sole cost and expense, repair any damage to any Improvements caused thereby. After initial installation thereof is completed, any permitted installation, maintenance, repair, replacement, relocation and removal of Separate Utility Facilities that is required to be performed by Grantee must be performed by Grantee and then only after two (2) weeks' advance written notice to Grantor of Grantee's intention to do such work. However, in the case of an emergency, any such work may be immediately performed after such advance notice to Grantor as is reasonably practicable under the circumstances. In addition, the Parties agree that all such installation, maintenance, repair and removal shall be performed in a manner that causes as little disturbance to the Parties and their use and operation of their respective Parcels as may be reasonably practicable under the circumstances and any and all portions of the surface area of Grantor's Parcel which may have been excavated, damaged or otherwise disturbed as a result of such work shall be restored at the sole cost and expense of Grantee to essentially the same condition as the same were in prior to the commencement of any such work.

     The Grantor of any easement for Separate Utility Facilities under this Section may use the Separate Utility Facilities as so installed, provided the increase in costs incurred in order to make such Separate Utility Facilities adequate to serve such additional use shall be borne by such Grantor, unless otherwise provided under the Revenue Sharing Agreement, and, provided, further, that Grantor complies with the requirements of subparagraphs (a), (b), (c), and (d) of this Section 3.4.

     The Grantor of any easement under this Section may, if reasonably required, relocate on its premises any Separate Utility Facilities, or Common Utility Facilities installed thereon under any easement granted by it, provided such relocation:

          (a) may be performed only after Grantor has given Grantee thirty (30) days' prior written notice of its intention to relocate such facilities and has set forth in such notice the reasons why such relocation is required;

          (b) shall not interfere with or diminish the utility services to the Grantee; however, temporary interferences with and diminutions in utility services shall be permitted if:

               (i) they occur during the non-business hours of Grantee or during the off-season of the operations of the Parcels, and

               (ii) Grantor promptly reimburses Grantee for all cost, expense and loss (excluding any estimated unrealized operating profits) incurred by Grantee as a result of such interferences or diminutions, or both, unless otherwise provided under the Revenue Sharing Agreement;

          (c) shall not reduce or unreasonably impair the usefulness or function of the facilities in question; and

          (d)  shall be performed at the sole cost of Grantor, and

          (e) Grantee approves such relocation, which approval shall not be unreasonably withheld or delayed.

     All Common Utility Facilities lying within any of the Public Areas shall, depending upon their location, for all purposes be deemed to be included within the definition of the Improvements for the specific Public Areas so affected.

     SECTION 3.5 TEMPORARY CONSTRUCTION EASEMENTS. In connection with any construction (as defined in Section 4.1) each Party hereby grants to each of the other Parties a non-exclusive, temporary easement for incidental encroachments upon those portions of the Land included in its Parcel which may occur as a result of construction, and so long as such encroachments are kept within the reasonable requirements of construction work, expeditiously pursued, and so long as customary insurance is maintained protecting the Grantor from the risks involved and evidence thereof is delivered to the affected Parties.

     Except as otherwise provided for herein the location of all temporary easements under this Section shall be subject to the approval of Grantor (which approval shall not be unreasonably withheld or delayed). The plans and specifications showing the Improvements to be constructed, together with the location of the required construction easements, shall be submitted to the Grantor and approval thereof by Grantor shall constitute designation by the Grantor of the portions of its Parcel to be used for such temporary easements;

any such approval of Grantor shall not be unreasonably withheld or delayed.

     The use of the temporary easements under this Section must not result in damage or injury to the Improvements of the other Parcel and shall not materially adversely affect or otherwise unreasonably interfere with or interrupt the business operations conducted on the other Parcel. In addition, each Grantee, at its expense, shall promptly repair, replace or restore any and all Improvements of Grantor which have been damaged or destroyed by Grantee in the use of the temporary easements granted under this Section or the activities of the Grantee thereupon or in connection therewith.

     SECTION 3.6 TERMINATION AND ABANDONMENT OF EASEMENTS. Any easement granted pursuant to this Article 3, or any part thereof, may be abandoned and terminated if: (a) all Grantors and Grantees mutually agree; or (b) the use thereof shall have been abandoned by the Grantee thereof and continues to be abandoned for a period of two (2) consecutive years after the Grantor of such easement gives the Grantee thereof prior written notice in accordance with
Article 8 to the then Grantee benefited by such easement and the then record owner, if any, of any leasehold interest in such benefited Parcel, stating that such easement has been abandoned, and places of record in the Recorder's Office in Solano County, California, an affidavit that such abandonment has taken place and that such notice has been properly given, and any record owner of the fee of or leasehold interest in the benefited Parcel within such two (2) year period fails to place of record in the Recorder's Office in Solano County, California, an affidavit that such easement has been used within such two (2) year period. Notwithstanding the foregoing, no easement may be abandoned as aforesaid if the Grantee thereof delivers to Grantor within 15 days after delivery by Grantor of its notice as aforesaid written notice that such easement has not been abandoned, and that such Grantee intends to use such easement and such Grantee does use such easement within six (6) months thereafter, then such Grantor shall not terminate the easement as aforesaid.

                                  ARTICLE 4

                      GENERAL CONSTRUCTION REQUIREMENTS

     SECTION 4.1 "CONSTRUCTION" DEFINED. As used in Section 3.5 and this Article the word "construction" includes initial construction of Improvements, work performed in connection with any Restoration and, except where otherwise specified, subsequent construction carried on under this REA.

     SECTION 4.2 CONSTRUCTION TO PROCEED IN REASONABLE MANNER. Each Party agrees that construction shall not be performed so as to (a) unreasonably interfere with construction being performed by the other Party, (b) cause any unreasonable increase in the cost of construction being performed by the other Party, or (c) unreasonably interfere with the other Party's operations and rights as contemplated by this REA. Notwithstanding the foregoing, or anything else in this Article, including Section 4.3, no Party shall perform construction or erect such barricades in a manner which materially adversely affects, or otherwise substantially interferes with, the use and operation by any other Party of its Parcel, except to the extent specifically permitted elsewhere herein.

     SECTION 4.3 CONSTRUCTION BARRICADES. If any Party begins or continues construction after the Improvements of any other Party have opened for business to the general public, then the Party carrying on the construction shall erect adequate, painted construction barricades substantially enclosing the area of its construction. All barricades shall be painted in colors reasonably approved by the other Party. Such Party shall maintain these construction barricades until the construction has been substantially completed (to the extent reasonably necessary to remove the hazardous construction conditions).

     This Section 4.3 applies only to construction that can be reasonably be deemed to constitute a hazardous condition for Permittees; however, each Party may erect construction barricades, as hereinabove specified, at the time of any construction and maintain in accordance with this Article the same until the building surrounded is secure from unauthorized intrusion.

     SECTION 4.4 SAFETY MATTERS. Each Party initiating or being responsible for the construction shall take all safety measures reasonably required to protect each of the other Parties and all Permittees and the property of each from injury or damage caused by or resulting from the performance of its construction.

     SECTION 4.5 WORKMANSHIP; EVIDENCE OF COMPLIANCE WITH CONSTRUCTION REQUIREMENTS. Each Party agrees that all construction to be performed hereunder by such Party shall be done in a diligent, good and workmanlike manner, with materials at least comparable to those used in other regional, non-destination theme parks (including those operated by PPI) and in accordance with all applicable Laws. Each Party shall pay all costs, expenses, liabilities and liens arising out of or in any way connected with such construction. After it has completed any construction, each Party shall, within sixty (60) days after the written request of the other Party, deliver to the requesting Party evidence that the construction has been completed in compliance with all applicable Laws. A certificate of occupancy (or the equivalent thereof) issued by the governmental body having jurisdiction thereof shall be deemed satisfactory evidence of compliance with the requirements of this Section.

     SECTION 4.6 LIENS. Each Party agrees that in the event any mechanic's lien or other statutory lien shall be filed during the term of this REA against the ownership or leasehold interest of the other Party in the Public Areas by reason of work, labor, services, or materials supplied to or at the request of said Party or pursuant to any construction, it shall pay and discharge the same of record within thirty (30) days after receiving notice of the filing thereof, subject also to the provisions of the following sentence. Each such Party shall have the right to contest the validity, amount or applicability of any such respective liens by appropriate legal proceedings, and so long as it shall furnish bond or indemnity as hereinafter provided, and be prosecuting such contest in good faith, the requirement that it pay and discharge such items within said thirty (30) day period shall not be applicable; provided, however, that in any event such Party shall within thirty (30) days after receiving notice of the filing thereof bond or indemnify against such liens in amount and form satisfactory to induce the title insurance company which insured title to the respective Parcel to each of the Parties hereto to insure over such liens or to reissue or update its existing policy, binder or commitment without showing any title exception by reason of such liens. In the event such legal proceedings shall be finally concluded (so that no further appeal may be taken) adversely to the Party contesting such liens, such Party shall, within five (5) business days thereafter, cause the lien(s) to be discharged of record.

                                  ARTICLE 5

                               OTHER AGREEMENTS

     SECTION 5.1 COVENANT TO PERFORM. (a) Each Party covenants and agrees to and for the benefit of each other Party that:

               (i) it shall not enter into any agreement, amendment, cancellation or other modification of any agreement that will preclude such Party from fully complying with this REA; and

               (ii) it shall not enter into any agreement, amendment, cancellation or other modification of any agreement that will preclude any other Party from exercising and enjoying all rights granted in this REA to such other Party.

          (b) Each Party covenants and agrees to and for the benefit of each other Party that it shall provide in each grant deed or other instrument or agreement conveying any ownership or security interest in its ownership or leasehold interest, that each successor to such interest shall be bound by and become a Party to this REA.

     SECTION 5.2 SUBORDINATION OF LEASES. The Parties acknowledge and agree that the terms and provisions of this REA are superior and prior to the 1997 Agency-Marine World Lease and the Parcel Lease, and, to the extent there is a conflict in a Party's obligations hereunder and under the foregoing Leases, the terms of this REA shall govern and control. The City, by the execution of this REA, acknowledges and agrees that all of the real property included in Parcels, including the City's fee interest therein and any other security interest therein, will be subject to the terms and provisions of this REA.

     SECTION 5.3  INDEMNIFICATION BY PARTIES.  (a) Each Party
("Indemnitor") agrees to indemnify and save harmless the other Party, its officers, directors, shareholders, successors, assigns and agents (collectively, the "Indemnified Parties") from and against (i) all claims of whatever nature against each Indemnified Party arising from any willful misconduct or gross negligence of Indemnitor, its contractors, licensees, agents, servants, employees, invitees, customers, concessionaires or visitors, including any claims arising from such act (including, without limitation, any thing whatsoever done or any condition created), (ii) all claims against each Indemnified Party arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during, or (if Indemnitor shall continue to use and occupy its Parcel) after the expiration of the Term of this REA, in or about the Parcel owned or leased and operated by or on behalf of Indemnitor, (iii) all claims arising against each Indemnified Party relating to the imposition of any liens of mechanics or materialmen or otherwise relating to construction done or services provided to, for, at the request, or on behalf of Indemnitor, and (iv) any breach, violation or non-performance of any representation, covenant, condition or agreement in this REA set forth and contained on the part of Indemnitor to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, damages, losses, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel reasonably approved by Indemnified Party in writing, which approval shall not be unreasonably withheld or delayed; provided, however, that the counsel designated by Indemnitor's insurance carrier shall be deemed approved by Indemnified Party, and the office of the City Attorney shall be deemed approved by the Corporation. Th Indemnified Party agrees to give prompt notice to Indemnitor of any such claim or proceeding, and the opportunity to defend such claim or proceeding if Indemnified Party does not elect to do so. This Section 5.3 shall survive the expiration or termination of this REA.

     (b) No provision in this REA providing for the indemnification of any Indemnified Party shall apply in any instances arising out of the gross negligence or willful misconduct of such Indemnified Party, its agents, servants, employees, contractors or other tenants of such Indemnified Party, their agents, servants, employees, contractors, or other licensees or invitees.

     SECTION 5.4  LIABILITY INSURANCE AND WAIVER OF SUBROGATION. (a) Each
Party shall maintain or cause to be maintained so long as this REA is in effect public liability and property damage insurance insuring against claims on account of loss of life, bodily injury or property damage that may arise from, or be occasioned by the condition, use or occupancy of the Public Areas by the Party and the tenants, agents, contractors, employees, licensees, customers and invitees, of such Party or the occupants of its Parcel except as herein provided. Said insurance shall be carried by a reputable insurance company or companies under insurance policies having limits for loss in the minimum amounts, and otherwise under the material terms and conditions, as are contained in insurance policies from time to time carried by operators of other regional theme parks of comparable size and attendance (including other theme parks owned or operated by or on behalf of PPI); provided, however, in no event shall the minimum amount of coverage per occurrence be less than $5,000,000, nor the deductible in connection therewith exceed $50,000 and the Authority shall maintain insurance for the Public Parcel reasonably comparable to that maintained by the Corporation for the Private Parcel. Notwithstanding the foregoing, any Party responsible to maintain such insurance that has a net worth in excess of $100,000,000 or is part of a governmental joint insurance pool may "self insure", or provide for a deductible from said coverage related to the Parcel to the extent of one percent (1 %) of the net worth of said Party in its last annual or fiscal year as certified by an independent certified public accountant and computed in accordance with generally accepted accounting principles consistently applied. Such insurance may be carried under a "blanket" policy or policies covering other properties of the party and its subsidiaries, controlling or affiliated corporations. Each Party shall, upon written request from the other Party, furnish to the Party making such request certificates of insurance or other ocumentation evidencing the existence of the insurance required to be carried pursuant to this Article or evidence of a self-insurance capacity as hereinabove provided, as the case may be. All such insurance shall include provisions denying to the insurer subrogation rights against the other parties to the extent such rights have been waived by the insured prior to the occurrence of damage or loss, so long as such coverage is obtainable and includable at no additional cost.

     (b) To the extent permitted by Law, each Party hereby waives any rights of recovery against any other Party, its directors, officers, employees, agents and tenants and occupants for any damage or consequential loss covered by said policies (or "deemed policy" in the case of self-insurance), against which such Party is protected (or deemed protected) by insurance (or self-insurance), to the extent of the proceeds payable under such policies (or to the extent of the deemed self-insurance), whether or not such damage or loss shall have been caused by any acts or omissions of the other Party or its directors, officers, employees, agents, tenants or occupants.

     SECTION 5.5 CASUALTY INSURANCE. In order to assure performance of their respective obligations under this REA, each Party shall also cause to be carried fire and extended coverage insurance on all Improvements on their respective Parcels or interest therein as follows: (a) with respect to the Corporation, in minimum amounts and otherwise under the terms and conditions required by the Parcel Lease; and (b) with respect to the Authority, in the minimum amount, and otherwise under terms, required under Section 5.4 of the 1997 Agency - Marine World Lease (but the percentage in clause (i) of the first sentence of said Section 5.4 shall be deemed to be seventy-five percent (75%) instead of ninety percent (90%), and otherwise without giving effect to clause
(ii) or (iii) of the first sentence of said Section 5.4), subject to the right of each such Party, or other party responsible for any required restorations, to "self insure" pursuant to Section 5.4. Any such insurance shall otherwise conform to the provisions with respect to insurance contained in Section 5.4.

     SECTION 5.6 CONDEMNATION. For purposes of this Section 5.6: (a) "Condemnation" means: (i) the taking of all or any part of the Land or Improvements or the possession thereof under the power of eminent domain; or
(ii) the voluntary sale (with the consent of the Party then in possession, the other Party and any other Persons having a permitted interest therein) of all or any part of the Land or Improvements to any Person having the power of eminent domain, provided that the Land or Development or such part thereof is then under the threat of condemnation from such Person. (b) Condemnation Date means the earlier of: (i) the date when possession of the condemned Parcel (or any part thereof) is taken by the condemning authority; or (ii) the date when title to the condemned Parcel (of any part thereof) vests in the condemning authority.

     If any part of the Improvements situated on any Party's Parcel is taken by condemnation, such Party shall reconstruct said Improvements as nearly as possible to the condition thereof as existed immediately prior to such taking in accordance with the requirements and subject to the conditions of this Section 5.6, and only to the extent of any condemnation award with respect thereto. All reconstruction hereunder shall include rebuilding and restoring the same to a complete architectural unit. In the event of any such rebuilding of any Improvements, the same shall be done in accordance with the provisions set forth in Article 4 hereof.

     Notwithstanding anything to the contrary contained in this Section 5.6, in no event shall any tenant or Mortgagee be required to rebuild, replace or restore any Improvements beyond the extent it would be required to so rebuild, replace or restore pursuant to Sections 1.2, 1.5 and 2.5, as the case may be.

     In the event a Parcel, or any part thereof, is taken by condemnation, each Party waives, in favor of the Party whose property or any part thereof is taken by condemnation, any value of the condemnation award attributable to any easements which any other Party holds in the property of such other Party; and no part of such award shall be payable to the holder of the dominant tenement by virtue of such easement. However, a waiver under this Section shall not preclude the holder of any interest in another Parcel from claiming and collecting the severance and consequential damages to its own Parcel resulting from the taking of the condemned portion of the other Parcel.

     No termination under this Article of any Party's obligations to restore, operate, and maintain as provided in this REA shall affect the existence of the easements granted under Article 3, except to the extent such easements burden the land taken by condemnation.

     Nothing herein contained shall be deemed to prohibit any Mortgagee from participating in any eminent domain proceedings on behalf of any Party, or in conjunction with any Party.

     The provisions of this Section 5.6 are subject to any applicable provisions of the Leases.

     SECTION 5.7 FIRE OR OTHER CASUALTY. (a) If any of the Improvements located on any Parcel are damaged or destroyed by fire or other cause, the owner or lessee of such Improvement ("NOTIFYING PARTY") shall exercise its election under clause (a) or (b) of the second paragraph of Section 1.2 within 45 days after the occurrence of such fire or other casualty, by delivering written notice thereof (the "CASUALTY NOTICE") to the other Party, which Casualty Notice shall set forth the Notifying Party's election to pursue either of the following, subject to its obligations elsewhere in this REA and in the Leases to which it is a party: (i) the repair, Restoration, or rebuilding of the Improvement so damaged or destroyed, or (ii) the razing of any damaged Improvement, the filling of any excavation, and performance of any other work necessary to put such portion of the applicable Parcel in a clean, sightly and safe condition, blacktopped or planted with grass. The Notifying Party shall promptly commence and diligently pursue completing whichever of the foregoing options it elects.

     (b) Notwithstanding the foregoing, in the event (i) the Notifying Party does not send the Casualty Notice as required above, or (ii) does send a Casualty Notice but does not complete the work elected therein in material compliance with all Laws within a reasonable period after the Casualty Notice, or (iii) fails to complete any Restoration for which it is responsible under this REA, then the other Party ("ELECTING PARTY") shall have the right (in addition to any other rights it may have), following written notice to the Notifying Party given: (1) within 15 days after receipt of the Casualty Notice,
(2) within 15 days after the last date on which the Casualty Notice should have been delivered, if it is not so delivered, or (3) within a reasonable time with respect to any Restoration under clauses (ii) or (iii) above, to effect the Restoration of the Improvements so damaged or destroyed, at its sole cost and expense (to the extent the insurance proceeds payable to it are insufficient), whereupon, it shall promptly commence and diligently pursue completion of such work, including but not limited to, submitting all plans and specifications to the Notifying Party for its prior written approval, not to be unreasonably withheld or delayed. In such event, the Electing Party shall have the right to receive any insurance proceeds payable in connection with such damage or destruction to be used for such Restoration. The Notifying Party shall cooperate with the Electing Party in connection with any such repair or restoration. Upon completion of the Restoration, the Electing Party shall have the right to reimbursement for reasonable amounts expended under this Section 5.7(b) from the amount otherwise payable to the Notifying Party under clause (v) of Section 1.3(c) of the Revenue Sharing Agreement.

     SECTION 5.8 APPLICATION OF PROCEEDS AND AWARDS. Except to the extent otherwise required under the Leases in effect from time to time, to the extent a Party is required to commence the repair and restoration as aforesaid or under
Section 5.6 hereof and/or under any Lease, all insurance proceeds or condemnation awards, respectively, shall be paid over to such Party to be used in connection therewith and shall be so used by such Party.

                                  ARTICLE 6

                       REAL ESTATE TAXES OR IMPOSITIONS

     SECTION 6.1 PAYMENT OF TAXES OR IMPOSITIONS. Subject to the provisions of Section 6.3, each Party shall pay (or cause to be paid) before delinquency all Impositions levied on its respective ownership or leasehold interest (including the Improvements and personalty situated thereon), provided, however, that (a) if, by Law, any Imposition may, at the option of the Person on whom it is imposed, be paid in installments, the Party may exercise such option, and shall pay all such installments (and interest, if any) becoming due as the same respectively become due and before any further interest or any penalty, fine or cost may be added thereto; and (b) any Imposition relating to a fiscal period of the taxing authority, a part of which period occurs prior to the date upon which the leasehold or fee title to such interest is conveyed to such Party, and a part of which period occurs after the date of such conveyance, shall be adjusted between the Person transferring such leasehold or fee and such Party so that the Person transferring such leasehold or fee shall pay that portion of such Impositions allocable to the period prior to the date of such conveyance and such Party shall pay the remainder thereof. Each Party shall upon the request of any other Party exhibit to such other Party for examination receipts for all Impositions required to be paid by the Party pursuant to this
Article 6.

     SECTION 6.2 CONTESTING IMPOSITIONS. Each Party may, at its own cost and after notice to the other Parties of its intention to contest Impositions, by appropriate proceedings conducted in good faith and with due diligence contest the validity, applicability and/or the amount of any Impositions. Nothing in this Article requires a Party to pay any Impositions as long as it contests the validity, applicability or the amount thereof in good faith in accordance with this REA and so long as it does not allow the affected Parcel to be forfeited to the imposer of such Impositions as a result of its non-payment. The contesting Person shall within a reasonable period of time given notice to the other Party of the commencement of any such contest and of the final determination of such contest.

     SECTION 6.3 FAILURE TO PAY IMPOSITIONS. If a Party fails to comply with this Article, the other Party may pay the Imposition in question in accordance with this REA and shall be entitled to prompt reimbursement from the defaulting Party for the sums so expended with interest thereon as stated in
Section 11.8.

     SECTION 6.4  ADDITIONAL PROVISIONS REGARDING IMPOSITIONS.
Notwithstanding anything to the contrary set forth above, Impositions shall be payable as follows:

     (a) The Corporation and the Authority shall each be responsible for the payment of that portion of the Impositions which are due and payable as assessed against their interests in their respective Parcel and Improvements in which each has a possessory interest. The Parties shall take all reasonable efforts to arrange, to the extent permitted under applicable law, for the relevant taxing authorities to send all tax bills for any tax year directly to the Corporation and the Authority, and to accept payment of their respective portions directly from the Corporation and the Authority. The amount of Impositions payable by each of the Parties hereunder for any tax year (or portion thereof) shall be timely paid by each party directly to the taxing authority for said tax year (or portion thereof) so as to avoid the accrual of interest or the payment of a penalty or creation of a lien, and evidence of each such payment shall be provided upon request to the other Party.

     (b) The Impositions upon a Parcel for any tax year shall mean such amounts as shall be finally determined after deducting net reductions or abatements, refunds or rebates, if any, to be the Impositions payable with respect to the Parcel for said tax year. For the purposes of determining payments due from each of the Corporation and the Authority in accordance with the provisions of this Article, the Impositions upon a Parcel for any tax year shall be deemed to be the Impositions assessed for such year until such time as a reduction, abatement, refund or rebate shall be made for such tax year, and, if any reduction, abatement, rebate or refund shall be made for any tax year, an appropriate refund shall be made with respect to the amount paid by each of the Corporation and the Authority on account of Impositions dependent upon the amount of such reduction, abatement, rebate or refund, less the cost and expense of obtaining the same.

     (c) If the Land, or any part thereof, is entitled to any abatements, exemptions or credits of or against Impositions and same are granted, each of the Parties hereto, including the Agency, hereby agrees that thereafter it shall use commercially reasonable efforts to ensure that said abatements, exemptions or credits of Impositions shall not be terminated, rescinded or otherwise lost due to its willful misconduct or gross negligence (whether or not such willful misconduct is permitted by this REA).

     (d) Notwithstanding the foregoing, or anything to the contrary set forth herein, each Party shall have the right, exercisable following at least ten (10) business days prior written notice to the other Party, to make any payment of the other Party's share of the Impositions in order to avoid the accrual of interest or other late fees or the imposition of a penalty or creation of a lien upon the Parcel of the noticed Party if such noticed Party does not pay same within said ten (10) business days from the date of delivery of such notice. In the event that a Party makes any such payment or otherwise incurs any cost or expense in accordance with this Section 6.4 as a result of the non-payment of the share of the Impositions allocated to another Party, such first Party shall have the right to be reimbursed therefore as a component of Operating Expenses under the Revenue Sharing Agreement,

     (e) Each Party shall also pay before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of Law for the non-payment thereof, all excises, levies, licenses and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time during the Term, with respect to the Corporation, and prior to or during the Term of this REA with respect to the other Parties, may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of or become a lien on, their respective Parcels or any part thereof or any appurtenance thereto as the result of or in connection with the use to which the Parcels are put by such Party (notwithstanding that such use may be for the purposes herein permitted or may have been consented to by the other Party).

     (f) The Corporation and the Authority shall each have the right to employ a tax consulting firm, reasonably acceptable to the other Party, to attempt to assure a fair tax burden on each of the Parcels. Each Party shall pay fifty percent (50%) of the cost of such service. Additionally, the Parties shall in their reasonable determination have the right to contest, at their sole expense, any tax assessment, valuation or levy against all or any portion of their respective parcel, and to retain legal counsel and expert witnesses to assist in such contest. In the event such contest results in a refund of Impositions in any year, the other Party shall be entitled to receive its proportionate share of such refund, pro-rated for the period with respect to which the Party paid its share of Impositions for such year, after deducting from the refund all fees, expenses and costs incurred in connection with such contest.

     (g) Any payment to be made pursuant to this Section with respect to the real estate tax year in which this REA commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the Term of this REA bears to a full tax year.

     SECTION 6.5 OTHER GOVERNMENTAL CHARGES. Each party shall also pay before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of Law for the non-payment thereof, all excises, levies, licenses and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which during the Term, with respect to the Corporation, and at any time prior to or during the Term, with respect to the other Parties may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of or become a lien on, their interests in respective Parcels, or any part thereof or any appurtenance thereto as the result of or in connection with the use to which the Parcels are put by such Party (notwithstanding that such use may be for the purposes herein permitted or may have been consented to by the other Party).

     SECTION 6.6  EXCEPTIONS FROM IMPOSITIONS; CHARGES IN LIEU OF
IMPOSITIONS.  Nothing herein
contained shall require either Party to pay any portion of any estate, inheritance, succession, capital levy, corporate franchise, gross receipts, transfer or income tax of any other Party, nor shall any of the same be deemed to be included within the term "Impositions" as defined herein, unless the same shall be imposed in lieu of any Impositions referred to in this Article 6.

                                  ARTICLE 7

                                 ARBITRATION

     SECTION 7.1 DISPUTES SUBJECT TO ARBITRATION. Any dispute under this REA shall be resolved by arbitration under this Article.

     SECTION 7.2 ARBITRATION PROCEDURES. Any arbitration shall be conducted in the manner provided in Section 20.01 of the Parcel Lease.

     SECTION 7.3 PROCEEDINGS. To the extent permitted by Law, but subject to the exception described in the second sentence of Section 7.1 above, compliance with this Article 7 is a condition precedent to the commencement by any Party of any judicial proceeding arising out of a dispute subject to arbitration. The decision of the arbitrator may be entered as a judgment in a court of competent jurisdiction.

                                  ARTICLE 8

                            NOTICES AND APPROVALS

     SECTION 8.1 NOTICES TO PARTIES. For purposes of serving notices, or requesting or granting approvals or authorizations under this REA, as well as for purposes of transmitting correspondence concerning this REA and all of the activities of the parties hereunder, the addresses of the parties shall be as follows:

  If to the Corporation or the Manager: Premier Parks Inc.
                                        122 East 42nd Street, 49th Floor
                                        New York, New York  10168
                                        Attention:     Kieran E. Burke
                                                       Chairman and CEO

          with a copy to:               Baer Marks & Upham LLP
                                        805 Third Avenue, 20th Floor
                                        New York, New York  10022
                                        Attention:     James M. Coughlin, Esq.

     If to the Agency:                  Executive Director, Redevelopment Agency
                                        of the City of Vallejo
                                        City of Vallejo
                                        City Hall
                                        555 Santa Clara Street
                                        Vallejo, California  94590

     If to the Authority:               Marine World Joint Powers Authority
                                        c/o City Manager
                                        City of Vallejo
                                        City Hall
                                        555 Santa Clara Street
                                        Vallejo, California  94590

     Any party may change its address as stated above upon written notice to the other parties. Any notice or other communication under this Agreement shall be deemed given (a) upon personal delivery, (b) upon receipt by each other party as evidenced by a written receipt of the United States Postal Service or any reputable courier service, (c) three (3) business days after deposit, postage prepaid and correctly addressed, with the United States Postal Service, registered or certified, or with a reputable courier service, (d) one (1) business day after delivery, postage prepaid and correctly addressed, with a reputable courier service guaranteeing overnight delivery, or (e) upon receipt of a telecopy provided a confirmation of delivery is sent via first class, registered or certified mail with the United States Postal Service or with a reputable courier service. The attorneys for any Party may, but shall not be required to, give any notice on behalf of its respective client.

     SECTION 8.2 TIME AND FORM OF APPROVALS. Wherever in this REA approval of a Party is required, and unless a different time limit is provided herein, such approval or disapproval shall be given in writing within thirty
(30) days following the receipt of the item to be so approved or disapproved, or the same shall be conclusively deemed to have been approved by such Party. Any disapproval which requires objective reasonableness shall specify with particularity the reasons therefor.

     The item to be so approved shall be clearly marked (or shall be accompanied by a cover letter which is clearly marked) "Request for Approval" and indicate the Section of this REA under which approval is required.

     Wherever in this REA a lesser period of time for approval or disapproval is provided for than the thirty (30) day period specified in this Section, such lesser time limit shall not be applicable unless the notice to the Person whose consent, approval or disapproval is required contains a specific statement of the period of time within which such Person shall act. Failure to specify such time shall not invalidate the notice but simply shall require the action of such Person to be taken within thirty (30) days.

     SECTION 8.3  NOTICE TO MORTGAGEES AND OPPORTUNITY TO CURE.

     The Mortgagee under any Mortgage affecting ownership or leasehold interest of any Party shall be entitled to receive notice of any default by any Party, provided that such Mortgagee shall have delivered a copy of a notice in the form hereinafter contained to both Parties and to the Manager. The form of such notice shall be as follows:

          The undersigned, whose address is __________________________, does hereby certify that it is a Mortgagee of _____________'s interest in the ________________ Parcel(s), a legal description of which is attached hereto as Exhibit A and made a part hereof. In the event that any notice shall be given of the default of any Party to this REA, a copy thereof shall be delivered to the undersigned. In the event the Party in default, as specified in such notice, is _____________________, then the undersigned shall have all rights of such Party to cure such default with a period to cure equivalent to that given to the defaulting Party. Failure to deliver a copy of such notice to the undersigned shall in no way affect the validity of the notice of default as it respects any Party, but shall make the same invalid as it respects the interest of the undersigned and its Mortgage upon said Parcel(s).

     Any such notice to a Mortgagee shall be given in the same manner as provided in Article 8.1 hereof. Giving of any notice of default or the failure to deliver a copy to any Mortgagee shall in no event create any liability on the part of the Party so declaring a default. In the event that any notice shall be given of the default of a Party and such defaulting Party has failed to cure or commence to cure such default as provided in this REA, then and in that event the Mortgagee under the Mortgage affecting the defaulting Party's interest shall be entitled to receive an additional notice given in the manner provided in
Article 8.1 hereof, that the defaulting Party has failed to cure such default and such Mortgagee shall have thirty (30) days after the receipt of said additional notice (but shall not be required) to cure any such default, or, if such default cannot be cured within thirty (30) days, to diligently commence curing within such time and diligently cure within a reasonable time thereafter.

                                  ARTICLE 9

                                  AMENDMENT

     SECTION 9.1 AMENDMENT;. Except as otherwise provided for herein, this REA may be amended or otherwise modified only by a writing signed and acknowledged by all of the Parties and recorded in the office of the Recorder for Solano County, California. Each Party agrees to consent to any changes in this REA reasonably required by a Mortgagee, provided the Party is not materially adversely affected by the change.

                                  ARTICLE 10

                               EXPIRATION DATE

     SECTION 10.1 TERM. This REA shall remain in full force and effect so long as the Parcel Lease is in effect. This REA shall in all events terminate at such date as may be required in order that this REA will not be invalidated or be subject to invalidation by reason of a limitation imposed by Law on the duration hereof. Notwithstanding the foregoing, this REA is intended by the Parties to run with the Land for the benefit of the Parties and their successors and assigns unless and until this REA terminates in accordance with the terms hereof.

                                   ARTICLE 11

                                  MISCELLANEOUS


     SECTION 11.1  LIMITED LIABILITY OF PARTIES.   Except as otherwise
expressly set forth in this REA, the liability of any Party under this REA shall be limited solely to the interest of the Party in its Parcel. No partner, officer, agent or employee of any Party, nor any of such Person's separate property shall be personally liable for any claim arising out of or related to this REA. Notwithstanding any provision hereof to the contrary, and except as otherwise provided below, any monetary obligations of the City hereunder shall be limited to funds available from insurance proceeds, condemnation proceeds or amounts obtained by City in respect of such obligations hereunder.

     Any obligations of the City hereunder shall be special limited obligations payable solely from amounts obtained under the REA, the Revenue Sharing Agreement, insurance proceeds, or condemnation proceeds, and in no event shall the City's general fund or taxing power be called upon to satisfy its obligations hereunder.

     The provisions of this Section 11.1 shall not relieve the City from fully and completely discharging its obligations under the Leases to which it is a party. Furthermore, notwithstanding any other provision of this REA or this
Section 11.29, this Section 11.29 shall not limit City's liability for intentional or negligent actions or omissions, and shall not limit the City's liability for failure to perform any obligation hereunder in the event that funds for the City's performance thereof were made available to the City on a timely basis from the REA, the Revenue Sharing Agreement insurance proceeds, or condemnation proceeds, but City nevertheless failed to discharge such obligation as required hereby.

     SECTION 11.2 EXHIBITS. Each reference herein to an Exhibit refers to the applicable Exhibit that is attached to this REA, which Exhibit may be amended by the Parties from time to time in accordance with the provisions of
Article 9. All such Exhibits constitute a part of this REA and by this Section are expressly made a part hereof.

     SECTION 11.3 REFERENCES TO ARTICLES, SECTIONS AND SUBSECTIONS. All references herein to a given Article, Section, subsection or subparagraph refer to the Article, subsection or subparagraph of this REA.

     SECTION 11.4 TABLE OF CONTENTS AND CAPTIONS. The table of contents and captions of this REA are inserted only as a matter of convenience and for reference. They do not define, limit or describe the scope or intent of this REA and they shall not affect the interpretation hereof. For example, there are substantive agreements of the Parties contained within Article 12, which is entitled "Definitions".

     SECTION 11.5 LOCATIVE ADVERBS. The locative adverbs "herein", "hereunder", "hereto", "hereby", "hereinafter", and like words wherever the same appear herein, mean and refer to this REA in its entirety and not to any specific Article, Section or Subsection hereof.

     SECTION 11.6 REA FOR EXCLUSIVE BENEFIT OF THE PARTIES. Except for provisions herein for the benefit of a Mortgagee, the provisions of this REA are for the exclusive benefit of the Parties, their successors and assigns, and not for the benefit of any third Person, and this REA shall not be deemed to have conferred any rights upon any third Person.

     SECTION 11.7 WAIVER OF DEFAULT. A waiver of any default by a Party must be in writing and no such waiver shall be implied from any omission by a Party to take any action in respect of such default. No express written waiver of any default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver. One or more written waivers of any default in the performance of any provision of this REA shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained herein. The consent or approval by a Party to or of any act or request by another Party requiring consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar acts or requests. The rights and remedies given to a Party by this REA shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive of any of the others, or of any other right or remedy at law or in equity which a Party might otherwise have by virtue of a default under this REA, and the exercise of one such right or remedy by a Party shall not impair such Party's standing to exercise any other right or remedy.

     SECTION 11.8 PAYMENT ON DEFAULT. If under this REA a Party is compelled or elects to pay any sum of money or do any acts that require the payment of money by reason of the other Party's failure or inability to perform any of the provisions of this REA to be performed by such other Party, the defaulting Party shall promptly upon demand reimburse the paying Party for such sums, and all such sums shall bear interest at the rate of two percent (2%) per annum over the then existing prime rate of interest charged by the Bank of America National Trust and Savings Association, San Francisco, California (but in no event exceeding the maximum rate per annum permitted by California law) from the date of expenditure until the date of such reimbursement. Any other sums payable by any Party to any other Party under this REA that shall not be paid when due shall bear interest at the rate of two percent (2%) per annum over the then existing prime rate of interest charged by said Bank of America (but in no event exceeding said maximum lawful annual rate) from the due date of payment thereof.

     Whenever a Party hereto is entitled to reimbursement or compensation by another Party hereto and said amount is not paid when due, if such obligation is not of a character such that it is included in the definition of Operating Expenses under the Revenue Sharing Agreement and entitled to be paid as such, the amount so owing shall be paid from said Party's share under clause (v) of
Section 1.3(c) of the Revenue Sharing Agreement prior to the remission of any amount otherwise to be disbursed to the delinquent party under said clause (v). Any Party desiring to avail itself of the foregoing provision, shall send written notice of the amount owing (and the specific obligation giving rise to the debt) to the Treasurer (as defined in the Revenue Sharing Agreement) with a copy to the delinquent Party.

     SECTION 11.9 NO PARTNERSHIP JOINT VENTURE OR PRINCIPAL AGENT RELATIONSHIP. Neither anything in this REA nor any acts of the Parties shall be deemed by the Parties, or by any third Person, to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between the Parties and no provisions of this REA are intended to create or constitute any Person a third party beneficiary hereof.

     SECTION 11.10 SUCCESSORS. This REA shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties and the Mortgagees.

     SECTION 11.11 SEVERABILITY. If any provision of this REA shall to any extent be invalid or unenforceable, the remainder of this REA (or the application of such provision to Persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each provision of this REA, unless specifically conditioned upon such invalid or unenforceable provision shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 11.12 GOVERNING LAWS. This REA shall be construed and enforced in accordance with the laws of the State of California applicable to contracts made and performed in California.

     SECTION 11.13 RELEASE. If a Party or other Person obligated to comply with any provisions of this REA sells, transfers or otherwise conveys its Parcel, or any part thereof, such Party or Person shall, as respects the Parcel or part thereof so conveyed, be released from all liabilities of thereafter complying with the provisions of this REA provided:

          (a) it gives prior written notice to the other Party of its sale, transfer or other conveyance promptly after the filing for record of the instrument effecting the same;

          (b) all amounts that are then due and payable by such Party or Person to the other Parties have been paid to such other Parties;

          (c) such Party or Person delivers to the other Party an instrument signed by its assignee in recordable form that acknowledges such assignee's assumption of the duties, responsibilities and obligations imposed on such Party or Person by this REA and assumed by such assignee's, which instrument must be in a form reasonably satisfactory to said other Party; and

          (d) such sale, transfer or other conveyance complies with the Leases to which such Person is a Party.

     Notwithstanding such Party's or Person's failure to provide the other Party with the document described above in Subsection 11.13(c), the grantee of any sale, transfer or other conveyance of such Parcel, or any part thereof, shall be deemed to have automatically assumed all provisions of this REA that such Party or Person was theretofore obligated to perform.

     SECTION 11.14 NO DEDICATION. Nothing herein contained shall be deemed to be a gift or dedication of any part of the Land, the Parcels or the Public Areas to the general public, or for the general public or for any public purpose whatsoever, it being the intention of the Parties that this REA shall be strictly limited to and for the purposes herein expressed. A Party shall not dedicate any part of its Parcel for public purposes without the consent of the other Party and any Mortgagee whose Mortgage encumbers that Parcel.

     All or a part of the Public Areas may be closed from time to time to such extent as may be sufficient in the opinion of the legal counsel to the Parties to prevent a dedication thereof or the accrual of rights of any person or of the public therein.

     SECTION 11.15 WRITTEN CONSENT REQUIRED. Whenever a Party is requested to consent to or approve of any matter with respect to which its consent or approval is required by this REA, such consent or approval shall be given in writing, and shall (except as otherwise provided in this REA) not be unreasonably delayed or withheld.

     SECTION 11.16 COVENANTS RUN WITH THE LAND. It is intended that the covenants, easements, agreements, promises and duties of each Party as set forth in this REA shall be construed as covenants and not as conditions, and that, to the fullest extent legally possible, all such covenants shall run with the land or constitute equitable servitudes as between the Parcel of the respective Grantor, as the servient tenement, and the Parcel of the respective Grantee as the dominant tenement.

     Unless the context indicates otherwise, every covenant, easement, agreement and promise of each Party as set forth in this REA shall be deemed a covenant, easement, agreement and promise made for the joint and severable benefit of the other Party and every duty of each Party as set forth in this REA shall be deemed to run to and for the joint and severable benefit of the other Party.

     SECTION 11.17 RULES. Each Party shall observe and shall use all commercially practicable efforts to cause its Permittees to observe the Rules and Regulations.

     SECTION 11.18 DEFAULT SHALL NOT PERMIT TERMINATION OF REA. No default under this REA shall entitle any Party to cancel or otherwise rescind this REA, provided, however, that this limitation shall not affect any other rights or remedies that the Parties may have by reason of any default under this REA.

     SECTION 11.19 RIGHT TO ENJOIN. In the event of any violation or threatened violation of any of the provisions of this REA by a Party, any other party shall have the right, to apply to a court of competent jurisdiction for an injunction against such violation or threatened violation, but nothing in this
Section 11.19 shall be deemed to affect whether or not injunctive relief is available on account of such violation or threatened violation.

     SECTION 11.20  RIGHTS, PRIVILEGES, AND EASEMENTS WITH RESPECT TO
LIENS. This REA and the rights, privileges and easements of each Party with respect to the other Party and their respective ownership and leasehold interests shall in all events be superior and senior to any lien placed upon any Parcel, including the lien of any Mortgages. Subject to Article 9, any amendments or modification hereof, whenever made, shall be deemed superior and senior to any and all liens, including the lien of Mortgages and any lien or encumbrance created or arising out of a Party's Lease or this REA, the same as if the same had been executed concurrently herewith.

     SECTION 11.21 IDENTIFICATION OF UTILITY FACILITIES. Upon the written request of the Manager or the other Party hereto, a Party shall provide, at its sole cost and expense, a copy of any "as-built" construction drawings which have been prepared so as to appropriately identify the type and location of each Separate Utility Facility and Common Utility Facility.

     SECTION 11.22 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Whenever in this REA there is a provision requiring the determination of the cost or expense of any construction, replacement, repair, maintenance or operation such costs or expense shall be determined on the basis of generally accepted accounting principles, consistently applied, provided that the cash basis may be used.

     SECTION 11.23 COUNTERPARTS. This REA may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. The signature of a Party to any counterpart may be removed and attached to any other counterpart. Any counterpart to which is attached the signatures of all Parties shall constitute an original of this REA.

     SECTION 11.24 ATTORNEYS' FEES. In the event any Party shall institute any action, arbitration or proceeding against the other relating to the provisions of this REA, or any default hereunder, the unsuccessful litigant(s) in such action, arbitration or proceeding agree(s) to reimburse the successful litigant(s) therein for the reasonable expenses of attorneys' fees (including the reasonable cost of outside counsel and the cost allocable to in-house counsel), expert's fees and disbursements incurred therein by the successful litigant(s) as determined by the court or arbitrator.

     SECTION 11.25 BREACH SHALL NOT DEFEAT MORTGAGE. A breach of any of the terms, conditions, covenants, or restrictions of this REA shall not defeat or render invalid the lien of any Mortgage made in good faith and for value, but, subject to the provisions of Section 8.3 hereof (with respect to the cure of defaults by Mortgagees), such term, condition, covenant or restriction shall be binding upon and effective against any Person who becomes a Party by acquiring title to said Parcel or any portion thereof by foreclosure, trustee's sale or otherwise.

     SECTION 11.26 ESTOPPEL CERTIFICATE. Each Party hereby severally covenants that within 10 business days after a written request of the other Party or the Manager, it will issue to such other Party, or to any Mortgagee, or the Manager or to any permitted prospective purchaser or prospective Mortgagee specified by such requesting Party or the Manager, an estoppel certificate stating: (a) whether the Party to whom the request has been directed knows of any default under the REA, or any event or condition that with notice and/or the passage of time would be a default under the REA, and if any are known, then specifying the nature thereof; (b) whether the REA has been modified or amended in any way (or if it has, then stating the nature thereof; (c) that to the Party's knowledge the REA as of that date is in full force and effect; and (d) the status of any other condition, covenant or requirement under the REA. Such statement shall act as a waiver of any claim by the Party furnishing it to the extent such claim is based upon facts contrary to those asserted in the statement and to the extent the claim is asserted against a bona fide encumbrancer or purchaser for value who has acted in reasonable reliance upon the statement. However, such statement shall in no event subject the Party furnishing it to any liability whatsoever, notwithstanding the inadvertent failure of such Party to disclose correct and/or relevant information.

     SECTION 11.27 TIME OF ESSENCE. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this REA.

     SECTION 11.28 LIABILITY OF MORTGAGEES. (a) Whether before or after a Mortgagee takes title to the property covered by its Mortgage (the "mortgaged property") whether by foreclosure or by deed or assignment in lieu of foreclosure, by a new lease, or otherwise, the Parties shall look only to, and their sole and exclusive recourse against the Mortgagee shall be against the proceeds received upon execution of judgment against the Mortgagee's right, title and interest in and to the mortgaged property (including the rents or other income therefrom and the consideration from the sale or other disposition thereof) for the satisfaction of a judgment, arbitration award, or other judicial process requiring the payment of money by the Mortgagee in the event of any default by the Mortgagee under this REA and no other property or assets of the Mortgagee (nor of any officer, employee, shareholder, partner or tenant in common of or with the Mortgagee or any other person or entity related to or having an interest in the Mortgagee, none of whom, including the Mortgagee, shall be personally liable for any deficiency in the payment of such judgment, arbitration award, or other judicial process) shall be subject to any execution or other enforcement procedure for the satisfaction of a judgment or other judicial process or a Party's remedies under or with respect to this REA, the relationship of the Parties hereunder or a Party's use or occupancy of the Land. Nothing herein shall be construed as to prohibit a Party from obtaining an equitable decree requiring the performance by a Mortgagee of any of the Mortgagee's obligations under this REA. The provisions of this Section 11.28 shall inure to the benefit of the successors and assigns of each Mortgagee.

     (b) Subject to the provisions of Section 1.5 and 11.28(a), if any Mortgagee or any purchaser at any foreclosure sale acquires title to the mortgaged property, whether by foreclosure, or by deed or assignment in lieu of foreclosure, by a new lease, or otherwise, such Mortgagee or purchaser shall only be liable for the obligations of the Party which granted or executed the applicable Mortgage and which accrue under this REA from and after the earlier of (i) the date of its acquisition of title, or (ii) the date upon which such Mortgagee takes possession of the mortgaged property personally (and not by a receiver).

                                  ARTICLE 12

                                 DEFINITIONS

     SECTION 12.1 DEFINITIONS. As used in this REA, the following terms have the following meanings:

     "Accounting Period" means any period beginning on November 1 and ending on the next following October 31.

     "Authority" is defined in the introductory paragraph of this REA.

     "Certificate of Participation Financing" is defined in Recital B.

     "City" is defined in Recital A.

     "Common Utility Facilities" means all storm drainage facilities, sanitary sewer systems, natural gas systems, domestic water systems, fire life safety detection/protection systems, electrical systems, emergency light, lighting, telephone systems, data or other communication systems, cable television systems and all other utility systems and facilities located or situated on the Land designed to be used by more than one Parcel.

     "Construction" is defined in Section 4.1.

     "Corporation" is defined in the introductory paragraph of this REA.

     "Environmental Laws" means any and all Laws concerning air, water, solid waste, Hazardous Materials, Releases, worker and community right-to-know, hazard communication, noise, resource protection, subdivision, inland wetlands and watercourses, health protection and similar environmental, health, safety, and land use concerns in all cases at any time, from time to time in effect during the Term of this REA.

     "Environmental Condition" means circumstances with respect to soil, land surface, subsurface strata, surface waters, groundwaters, stream sediments, air and similar environmental media both on and off the respective Parcel resulting from any activity, inactivity, operations or Release occurring on or off the respective Parcel, which under Environmental Laws require investigatory, corrective and/or remedial measures and/or that may result in claims or demands or give rise to liabilities of the Authority or the Corporation or to third parties including, but not limited to, governmental entities.

     "Environmental Compliance Liability" means any obligation or liability arising as the result of any default, violation or breach by a Party or its affiliates or previous tenants of such Party's Parcel or adjoining tenants during the Term of this REA of: (i) environmental permits and other approvals, consents, licenses, certificates and authorizations applicable to such Party's Parcel of the operation of prior tenant's or other occupant's business and activities thereon which are required by Environmental Laws; (ii) any environmental regulatory compliance requirements applicable to such Party's Parcel or operations conducted on or from such Party's Parcel under Environmental Laws; or (iii) other Environmental Laws.

     "Expiration Date" means the date on which this REA shall terminate pursuant to Article 10 hereof.

     "Grantee" means any Party hereto being granted the benefit of any easement pursuant to the terms hereof, its successors and assigns to its interest in a Parcel.

     "Grantor" means any Party hereto granting any easement pursuant to the terms hereof, its successors and assigns to its interest in a Parcel.

     "Hazardous Materials" means any petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials and any other element, compound mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment.

     "Impositions" means all taxes, (including possessory interest taxes associated with a Parcel and the execution of any Lease), assessments (including all assessments for public improvements or benefits, fees, water, sewer or similar rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereafter levied or assessed in lieu of or in substitution of any of the foregoing of every character (including all interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon a Parcel, any Improvements, any personal Property now or hereafter located thereon, on the leasehold estate created by any lease or which may be imposed upon any taxable interest of a Party acquired pursuant to a Lease or on account of any taxable possessory right which a Party may have acquired pursuant to a Lease, or any part thereof or which may be levied upon or measured by the rent payable thereunder. Notwithstanding anything to the contrary set forth above, "Impositions" shall not include any income, excess profit, estate, inheritance, successions transfer, franchise, capital or other tax assessment upon the interest of any other Party in a Parcel or upon the rentals payable under a Lease.

     "Improvements" means any buildings, outbuildings, structures, plazas, walkways, rides, attractions, improvements, fixtures, signs or anything else (including renewals and replacements thereof) now or hereafter erected, built, placed, installed or constructed upon either of the Parcels.

     "Land" is defined in Recital A.

     "Law" shall mean all applicable present and future laws, ordinances, rules, regulations, permits, authorizations, orders and requirements, including, without limitation, all consents or approvals required to be obtained from, and all rules and regulations of, and all building and zoning laws of, all federal, state, county and municipal governments, the departments, bureaus, agencies or commissions thereof, authorities, board or officers, any national or local board of fire underwriters, or any other body or bodies exercising similar functions, having or acquiring jurisdiction of, or which may affect or be applicable to the Parcels.

     "Lease" means any or all, as the context requires, of the 1997 Agency-Marine World Lease, the Parcel Lease, or any of the other Public Leases (as defined in the Parcel Lease).

     "Management Agreement" is defined in Recital D.

     "Manager" is defined in Recital D.

     "Mortgagee" means a mortgagee and/or a trustee and beneficiary under a Mortgage as hereinafter defined. Except as expressly otherwise provided in this REA, the term "Mortgagee" shall not refer to any of the foregoing Persons when in possession of the Parcel of any Party; provided, however, this sentence shall not be deemed a limitation upon any rights or benefits conferred by this REA upon a Mortgagee with respect to the period after such Mortgagee takes title to or possession of the Parcel of any Party. "Mortgage" means any first mortgage, indenture of first mortgage, or first deed of trust of the interest, of a Party in a Parcel. Any notice given under this REA to a Person which is a Mortgagee in more than one capacity shall be deemed a notice given in accordance with the terms hereof to such Person in all such capacities if the address for notice to such Mortgagee in all such capacities is the same.

     "1997 Agency-Marine World Lease" is defined in Recital C.

     "PPI" means Premier Parks Inc. and its wholly-owned subsidiaries.

     "Parcel" means, individually, the Public Parcel and the Private Parcel, and collectively, both of such parcels.

     "Parcel Lease" is defined in Recital F.

     "Parking Areas" is defined in Recital G.

     "Patrons" means all Persons using the Parcels as customers, guests, visitors or other invitees.

     "Party" means the Authority, the Corporation and their permitted successors in interest and assigns hereunder.

     "Permittees" means all Persons entitled by sublease, license or contract to use and occupy any portion of the Parcels, and their respective officers, directors, employees, agents, partners, contractors, licensees and concessionaires and Patrons.

     "Person" or "Persons" mean individuals, partnerships, associations, corporations and any other form of business organization, or one or more of them, as the context may require.

     "Private Parcel" is defined in Recital F.

     "Public Areas" is defined in Recital G, and are more particularly described in Exhibit D hereto.

     "Public Parcel" is defined in Recital C and includes the Parking Areas.

     "REA" means this Reciprocal Easement Agreement.

     "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, or as otherwise defined under the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) ("CERCLA"), or any other federal, state or local Environmental Law, including Laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes as may be amended from time to time, or other Environmental Laws.

     "Restoration" is defined in Section 1.2.

     "Rules and Regulations" means those rules and regulations pertaining to the Parcels and/or the Public Areas, as applicable, set forth in Exhibit E hereto, as such Exhibit is amended or supplemented in accordance with the provisions of
Section 2.2 and 11.30 hereof.

     "Second Sublease" means that certain 1997 Second Sublease Agreement Relating to Marine World, dated as of January 1, 1997 by and between the Redevelopment Agency of the City of Vallejo, as lessor, and the Authority, as lessee.

     "Separate Utility Facilities" is defined in Section 3.1.

     "Subsequent Construction" or "subsequent construction" means any and all work, construction or improvements in connection with any repairs, reconstructions, replacements, additions, expansions, restorations, alterations or modifications.

     "Unavoidable Delays" means delays or defaults due to war; insurrection; strikes; lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy; epidemics; quarantine restrictions; freight embargoes; lack of transportation, government restrictions or priority; unusually severe weather; inability to secure necessary labor; materials or tools; acts of the other party; acts or failure to act of the City or any other public or governmental agency or entity (other than an act or failure to act by the Authority, which shall not excuse performance by the Authority), or any other causes beyond the control or without the fault of the Party claiming an extension of time to perform; provided that failure to lease or sell or to finance or inability to make a payment is not an Unavoidable Delay. An extension of time for any such cause shall be for the period of the enforced delay and shall commence to run from the time of the commencement of the cause if notice by the Party claiming such extension is given to the other Party or Parties within thirty (30) days after the commencement of the cause.

     IN WITNESS WHEREOF, the Authority and the Corporation have caused this REA to be signed by their duly authorized officers as of the day and year first above written, but this REA shall not be effective until it is recorded in the Official Records of Solano County, California.

                                        "AUTHORITY"

                                        MARINE WORLD JOINT POWERS AUTHORITY


                                        By: /s/
                                           --------------------------------
                                             Executive Director


                                        "CORPORATION"

                                        PARK MANAGEMENT CORP.


                                        By: /s/
                                           --------------------------------
                                        Its:


The foregoing REA and all easements
granted hereunder by the Parties
are hereby consented to.

CITY OF VALLEJO


By: /s/
   --------------------------
     City Manager


REDEVELOPMENT AGENCY OF THE CITY
OF VALLEJO


By: /s/
   --------------------------
     Executive Director

STATE OF CALIFORNIA  )
                     )  ss
COUNTY OF ___________)



     On _________________, 1997 before me, _____________________, Notary Public, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.



Signature of Notary                (Seal)

STATE OF CALIFORNIA  )
                     )  ss
COUNTY OF____________)



     On _______________________, 1997 before me, _______________, Notary Public, personally appeared _____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.



Signature of Notary                (Seal)

STATE OF CALIFORNIA  )
                     )  ss
COUNTY OF            )


     On ___________________, 1997 before me, ___________________________, Notary
Public, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.



Signature of Notary                (Seal)

STATE OF CALIFORNIA  )
                     )  ss
COUNTY OF            )


     On ___________________, 1997 before me, ___________________________, Notary
Public, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.



Signature of Notary                (Seal)

                                      EXHIBIT A

                               DESCRIPTION OF THE LAND


     The real property constituting the Site consists of that certain land located in the City of Vallejo, County of Solano, State of California, more fully described as follows:


REAL PROPERTY in the City of Vallejo, County of Solano, State of California, described as follows:

PARCEL ONE:

A portion of the Parcel of land described in the Deed to the City of Vallejo, recorded February 16, 1946 in Book 337 of Official Records, Page 337, Series No. 2545, and being a portion of Section 6, Township 3 North, Range 3 West, Mount Diablo Base and Meridian, described as follows:

Beginning at the Northeasterly corner of Lot 13, Lewis Ranch Estates, Unit No. 3, as shown in Book 22 of Maps at Page 19, Solano County Records; thence along the Northerly line of said Lewis Ranch Estates, Unit No. 3 and Lewis Ranch Estates, Unit No. 1 shown in Book 19 of Maps at Page 24, Solano County Records, North 89 Degrees 28'32" West, 1,500.00 feet; thence North 15 Degrees 40'00" East, 758.00 feet; thence North 23 Degrees 22'00" East, 223.00 feet; thence North 41 Degrees 08'00" East, 382.00 feet; thence North 45 Degrees 24'00" East, 230.21 feet; thence North 85 Degrees 55'13" East, 215.99 feet; thence North 4 Degrees 04'47" West, 350.00 feet; thence South 85 Degrees 55'13" West, 889.86 feet; thence North 38 Degrees 23'17" West, 2,260.00 feet; thence North 51 Degrees 36'43" East, 189.51 feet; thence North 41 Degrees 55'09" West, 427.75 feet to a point on the proposed new Southerly right-of-way line of State Highway No. 37; thence along said Southerly line, South 84 Degrees 57'14" East, 1,180.93 feet; thence East 265.00 feet; thence South 84 Degrees 46'02" East, 348.45 feet; thence South 80 Degrees 54'00" East 229.08 feet; thence South 82 Degrees 55'13" East, 217.44 feet to the intersection of the proposed Westerly line of Fairgrounds Drive; thence South 36 Degrees 18'50" East, 93.97 feet; thence South 37 Degrees 19'48" East,
215.15 feet; thence South 10 Degrees 15'18" East, 73.76 feet to the beginning of a curve to the left with a radius of 86.00 feet; thence along said curve, through a central angle of 27 Degrees 04'27", an arc distance of 40.64 feet; thence South 37 Degrees 19'45" East, 85.33 feet to the beginning of a curve to the left with a radius of 44.00 feet; thence along said curve, through a central angle of 90 Degrees 00'00" an arc distance of 69.12 feet; thence South 32 Degrees 30'00" East 142.51 feet; thence South 37 Degrees 19'53" East, 40.96 feet to the beginning of a curve to the right with a radius of 978.00 feet; thence along said curve, through a central angle of 5 Degrees 24'00", an arc distance of 92.17 feet to a point of compound curvature; thence along a curve to the right with a radius of 170.00 feet, through a central angle of 32 Degrees 15'00", an arc distance of 95.69 feet; thence South 20 Degrees 30'53" East, 101.30 feet to the beginning of a curve to the right with a radius of 941.00 feet; thence along said curve, through a central angle of 16 Degrees 57'00", an arc distance of 278.37 feet; thence South 3 Degrees 33'55" East, 52.43 feet; thence South 86 Degrees 26'14" West,
46.99 feet; thence South 31 Degrees 13'02" East, 123.95 feet; thence South 6 Degrees 34'05" East, 639.79 feet; thence South 4 Degrees 43'59" East, 800.07 feet; thence South 5 Degrees 26'51" East, 400.12 feet; thence South 4 Degrees 40'07" East, 440.03 feet; thence South 12 Degrees 55'17" West, 162.65 feet to the point of beginning.

EXCEPTING FROM PARCEL ONE ABOVE: That portion of the premises conveyed to the State of California, by Deed recorded November 29, 1973 in Book 1866 of Official Records, Page 536, Series No. 28896, Solano County Records, and as modified by the State of California Relinquishment to the City of Vallejo in Instrument recorded July 12, 1979 in Book 1979 at Page 57270, Series No. 33917, Solano County Official Records.

FURTHER EXCEPTING THEREFROM: All those portions of Parcel One above conveyed by Marine World Foundation, a California non-profit public benefit corporation to Richard A. Hyland, etal, by the following Corporation Grant Deeds, recorded June 26, 1987 t Book 1987, Pages 86969, 86974, 87009, 86979, 87049, 87004, 87044,
87039, 86984, 87014, 87019, 87024, 87029, 87034, 86989, 86994 and 86999, Solano
County Records.

FURTHER EXCEPTING THEREFROM: All those portions of Parcel One above conveyed by Marine World Foundation, a California nonprofit public benefit corporation, to the State of California, by Quitclaim Deed recorded December 11, 1989, Series No. 890088359, and by Quitclaim Deed recorded February 6, 1990, Series No. 900009554, Solano County Records.

PARCEL TWO:

An easement as an appurtenance to Parcel One above for the surface use of Lake Chabot and being a portion of the parcel of land described in the Deed to the City of Vallejo, recorded February 16, 1946 in Book 337 of Official Records, Page 337, Series No. 2545, and being a portion of Section 6, Township 3 North, Range 3 West, Mount Diablo Base and Meridian, described as follows:

Commencing at the Northeasterly corner of Lot 13, Lewis Ranch Estates Unit No. 3 as shown in Book 22 of Maps at Page 19, Solano County Records, thence along the Northerly line of Lewis Ranch Estates Unit No. 3 and the Northerly line of Lewis Ranch Estates Unit No. 1, said Unit No. 1 being shown in Book 19 of Maps at Page 24, Solano County Records, North 89 Degrees 28'32" West, 1,500.00 feet; thence along the Easterly fence of Dan Foley Park, North 15 Degrees 40'00" East, 758.00 feet; thence North 23 Degrees 22'00" East, 223.00 feet; thence North 41 Degrees 08'00" East, 382.00 feet; thence North 45 Degrees 24'00" East, 230.21 feet; thence North 85 Degrees 55'13" East to its intersection with the 72.5 foot contour line on the Southerly shore of Lake Chabot (City of Vallejo Datum) shown on Topographic Map showing the boundaries of Parcel 1, Flosden Acres Redevelopment Plan, Amendment No. 3-857023, Schwafel Engineers-Bissell & Karn, and as amended by the site rough grading lakeshore development drawing C-2.1 of April 1985, said point of intersection being the true point of beginning; thence following said 72.5 foot contour line in a Northwesterly, Northeasterly, Southeasterly, Southerly and Westerly direction around the shore of Lake Chabot to the point of beginning.

                                     EXHIBIT B

                         DESCRIPTION OF THE PRIVATE PARCEL


     All that certain property situated in the City of Vallejo, County of Solano, State of California, described as follows:


REAL PROPERTY in the City of Vallejo, County of Solano, State of California, described as follows:

PARCEL ONE:

A portion of the Parcel of land described in the Deed to the City of Vallejo, recorded February 16, 1946 in Book 337 of Official Records, Page 337, Series No. 2545, and being a portion of Section 6, Township 3 North, Range 3 West, Mount Diablo Base and Meridian, described as follows:

Beginning at the Northeasterly corner of Lot 13, Lewis Ranch Estates, Unit No. 3, as shown in Book 22 of Maps at Page 19, Solano County Records; thence along the Northerly line of said Lewis Ranch Estates, Unit No. 3 and Lewis Ranch Estates, Unit No. 1 shown in Book 19 of Maps at Page 24, Solano County Records, North 89 Degrees 28'32" West, 1,500.00 feet; thence North 15 Degrees 40'00" East, 758.00 feet; thence North 23 Degrees 22'00" East, 223.00 feet; thence North 41 Degrees 08'00" East, 382.00 feet; thence North 45 Degrees 24'00" East, 230.21 feet; thence North 85 Degrees 55'13" East, 215.99 feet; thence North 4 Degrees 04'47" West, 350.00 feet; thence South 85 Degrees 55'13" West, 889.86 feet; thence North 38 Degrees 23'17" West, 2,260.00 feet; thence North 51 Degrees 36'43" East, 189.51 feet; thence North 41 Degrees 55'09" West, 427.75 feet to a point on the proposed new Southerly right-of-way line of State Highway No. 37; thence along said Southerly line, South 84 Degrees 57'14" East, 1,180.93 feet; thence East 265.00 feet; thence South 84 Degrees 46'02" East, 348.45 feet; thence South 80 Degrees 54'00" East 229.08 feet; thence South 82 Degrees 55'13" East, 217.44 feet to the intersection of the proposed Westerly line of Fairgrounds Drive; thence South 36 Degrees 18'50" East, 93.97 feet; thence South 37 Degrees 19'48" East,
215.15 feet; thence South 10 Degrees 15'18" East, 73.76 feet to the beginning of a curve to the left with a radius of 86.00 feet; thence along said curve, through a central angle of 27 Degrees 04'27", an arc distance of 40.64 feet; thence South 37 Degrees 19'45" East, 85.33 feet to the beginning of a curve to the left with a radius of 44.00 feet; thence along said curve, through a central angle of 90 Degrees 00'00" an arc distance of 69.12 feet; thence South 32 Degrees 30'00" East 142.51 feet; thence South 37 Degrees 19'53" East, 40.96 feet to the beginning of a curve to the right with a radius of 978.00 feet; thence along said curve, through a central angle of 5 Degrees 24'00", an arc distance of 92.17 feet to a point of compound curvature; thence along a curve to the right with a radius of 170.00 feet, through a central angle of 32 Degrees 15'00", an arc distance of 95.69 feet; thence South 20 Degrees 30'53" East, 101.30 feet to the beginning of a curve to the right with a radius of 941.00 feet; thence along said curve, through a central angle of 16 Degrees 57'00", an arc distance of 278.37 feet; thence South 3 Degrees 33'55" East, 52.43 feet; thence South 86 Degrees 26'14" West,
46.99 feet; thence South 31 Degrees 13'02" East, 123.95 feet; thence South 6 Degrees 34'05" East, 639.79 feet; thence South 4 Degrees 43'59" East, 800.07 feet; thence South 5 Degrees 26'51" East, 400.12 feet; thence South 4 Degrees 40'07" East, 440.03 feet; thence South 12 Degrees 55'17" West, 162.65 feet to the point of beginning.

EXCEPTING FROM PARCEL ONE ABOVE: That portion of the premises conveyed to the State of California, by Deed recorded November 29, 1973 in Book 1866 of Official Records, Page 536, Series No. 28896, Solano County Records, and as modified by the State of California Relinquishment to the City of Vallejo in Instrument recorded July 12, 1979 in Book 1979 at Page 57270, Series No. 33917, Solano County Official Records.

FURTHER EXCEPTING THEREFROM: All those portions of Parcel One above conveyed by Marine World Foundation, a California non-profit public benefit corporation to Richard A. Hyland, etal, by the following Corporation Grant Deeds, recorded June 26, 1987 t Book 1987, Pages 86969, 86974, 87009, 86979,
87049, 87004, 87044, 87039, 86984, 87014, 87019, 87024, 87029, 87034, 86989,
86994 and 86999, Solano County Records.

FURTHER EXCEPTING THEREFROM: All those portions of Parcel One above conveyed by Marine World Foundation, a California nonprofit public benefit corporation, to the State of California, by Quitclaim Deed recorded December 11, 1989, Series No. 890088359, and by Quitclaim Deed recorded February 6, 1990, Series No. 900009554, Solano County Records.

FURTHER EXCEPTING THEREFROM: The portion of Parcel One described as follows: beginning at a point that bears North 12 Degrees 55'17" East,. 51.21 feet from the Northeasterly corner of Lot 13, Lewis Ranch

Estates, Unit No. 3, as shown in Book 22 of Maps at page 19, Solano County Records; thence North 89 Degrees 28'32" West, 1497.46 feet; thence North 15 Degrees 40'00" East, 706.20 feet; thence North 23 Degrees 22'00" East, 223.00 feet; thence North 41 Degrees 08'00" East, 382.00 feet; thence North 45 Degrees 24'00" East, 230.21 feet; thence North 85 Degrees 55'13" East, 215.99 feet; thence North 4 Degrees 04'47" West, 925.66 feet; thence North 86 Degrees 08'44" East, 251.21 feet; thence South 89 Degrees 46'55" East, 189.52 feet; thence South 2 Degrees 20'41" East, 63.55 feet; thence South 89 Degrees 44'56" East, 38.69 feet; thence South 6 Degrees 34'05" East, 499.35 feet; thence South 4 Degrees 43'59" East, 800.07 feet; thence South 5 Degrees 26'51" East, 400.12 feet;thence South 4 Degrees 40'07" East, 440.03 feet; thence South 12 Degrees 55'17" West, 111.44 feet to the point of beginning, containing 48.54 acres more or less.

FURTHER EXCEPTING THEREFROM: The portions of Parcel One described as Parcels A, B, C, D and E in the attachment hereto.

PARCEL TWO:

An easement as an appurtenance to Parcel One above for the surface use of Lake Chabot and being a portion of the parcel of land described in the Deed to the City of Vallejo, recorded February 16, 1946 in Book 337 of Official Records, Page 337, Series No. 2545, and being a portion of Section 6, Township 3 North, Range 3 West, Mount Diablo Base and Meridian, described as follows:

Commencing at the Northeasterly corner of Lot 13, Lewis Ranch Estates Unit No. 3 as shown in Book 22 of Maps at Page 19, Solano County Records, thence along the Northerly line of Lewis Ranch Estates Unit No. 3 and the Northerly line of Lewis Ranch Estates Unit No. 1, said Unit No. 1 being shown in Book 19 of Maps at Page 24, Solano County Records, North 89 Degrees 28'32" West, 1,500.00 feet; thence along the Easterly fence of Dan Foley Park, North 15 Degrees 40'00" East, 758.00 feet; thence North 23 Degrees 22'00" East, 223.00 feet; thence North 41 Degrees 08'00" East, 382.00 feet; thence North 45 Degrees 24'00" East, 230.21 feet; thence North 85 Degrees 55'13" East to its intersection with the 72.5 foot contour line on the Southerly shore of Lake Chabot (City of Vallejo Datum) shown on Topographic Map showing the boundaries of Parcel 1, Flosden Acres Redevelopment Plan, Amendment No. 3-857023, Schwafel Engineers-Bissell & Karn, and as amended by the site rough grading lakeshore development drawing C-2.1 of April 1985, said point of intersection being the true point of beginning; thence following said 72.5 foot contour line in a Northwesterly, Northeasterly, Southeasterly, Southerly and Westerly direction around the shore of Lake Chabot to the point of beginning.

               [ATTACH HERE DESCRIPTION OF PARCELS A, B, C, D AND E]

                                     EXHIBIT C

                          DESCRIPTION OF THE PUBLIC PARCEL



     All of the real property described in Exhibit A to this Reciprocal Easement Agreement, other than the real property described in Exhibit B to this Reciprocal Easement Agreement.

EXHIBIT D

DESCRIPTION OF PUBLIC AREAS


     The Public Areas include the following facilities or improvements located on the Public Parcel, the present locations of some of which are identified on the map attached hereto:

     Front Entrance System
     Ticket Booths
     Restrooms
     Merchandise Shop
     First Aid Center/Main Gate
     Cash Room
     Food Commissary Warehouse
     Merchandise Warehouse
     Security/Employee Entrance
     Walkways/Paths/Driveways
     Food Services Areas
     Parking Areas
     Maintenance Shop
     Office and Administrative Areas

     The Public Areas also include the following facilities or improvements now located or when constructed on the Private Parcel:

     Walkways/Paths/Driveways
     Restrooms
     Restaurants
     Food Service Areas
     Parking Areas

     Merchandise Shop
     Office and Administrative Areas

                                     EXHIBIT E

                               RULES AND REGULATIONS


     1. All local, state, and federal Laws will be adhered to and enforced (in all material respects), subject to and otherwise in compliance with this REA.

     2. Non-motorized strollers must be stored in the appropriate storage areas, located in the Public Areas.

     3. There shall be no unreasonable obstructions or obstacles to parking in the Parking Areas and the passage and circulation of pedestrians and vehicles to and from the Parking Areas, at all times, except as otherwise expressly permitted in this REA.

     4. Carrying fire arms of any type or open sheath knife (regardless of size) in violation of Law is prohibited.

     5. Use of all Public Areas by Patrons will be restricted to the time period commencing one (1) hour before the Parcels are open for business and ending one (1) hour after the Parcels are closed for business.

     6. Access to Patrons of the Parcels to all portions of the Public Areas shall be provided. Said access shall not grant priority to any one person over that of another person based upon race, color, religion, gender, or national origin, and shall also be subject to any applicable Local, State and Federal Law.








                                         E-1